Exhibit 4.10

EXECUTION VERSION

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT is dated as of October 27, 2009, and entered into by and between BANK OF AMERICA, N.A. a national banking association, in its capacity as agent under the Revolving Loan Documents (as defined below), including its successors and assigns in such capacity from time to time (“Revolving Agent”), and WILMINGTON TRUST FSB, in its capacity as collateral agent under the Indenture and Notes Collateral Documents (as defined below), including its successors and assigns in such capacity from time to time (“Notes Collateral Agent”).

RECITALS

Headwaters Construction Materials, Inc., a Utah corporation (“HCM”), Tapco International Corporation, a Michigan corporation (“Tapco”), Headwaters Resources, Inc., a Utah corporation (“HRI,” and together with HCM, Tapco, each of HCM’s, Tapco’s and HRI’s Subsidiaries party thereto as borrowers, and any New Borrowers who become party thereto as a borrower after the date hereof upon becoming party thereto, each individually a “Revolving Borrower”, and collectively, the “Revolving Borrowers”), the lenders party thereto, the issuing bank and Revolving Agent, have entered into that certain Loan and Security Agreement dated as of the date hereof providing for a revolving credit facility (the “Revolving Credit Agreement”);

Headwaters Incorporated, a Delaware corporation (“Headwaters”), certain Subsidiaries of Headwaters (such Subsidiaries, each a “Notes Guarantor” and collectively, jointly and severally, the “Notes Guarantors”), Wilmington Trust FSB, as Trustee (the “Trustee”), and the Notes Collateral Agent, have entered into that certain Indenture dated as of October 27, 2009, the “Indenture”) pursuant to which Headwaters’ 11.375% senior secured notes due 2014 (the “Notes”) were issued;

Pursuant to that certain Guaranty and Security Agreement dated as of the date hereof (the “Revolving Guaranty”), Headwaters and certain of its Subsidiaries (Headwaters and such Subsidiaries, each, a “Revolving Guarantor” and collectively, jointly and severally, the “Revolving Guarantors”) have guaranteed the Revolving Obligations;

The obligations of Revolving Borrowers under the Revolving Credit Agreement and Revolving Guarantors under the Revolving Guaranty are to be secured (i) on a first priority basis by Liens on the Revolving Priority Collateral of Revolving Borrowers and Revolving Guarantors and (ii) on a second priority basis by Liens on all other Collateral of Revolving Borrowers and Revolving Guarantors;

The obligations of Headwaters and the Notes Guarantors under the Indenture are to be secured (i) on a first priority basis by Liens on the Notes Priority Collateral of Headwaters and Notes Guarantors and (ii) on a second priority basis by Liens on all other Collateral of the Revolving Borrowers and Revolving Guarantors;

The Revolving Loan Documents and the Notes Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral and certain other matters; and

Revolving Agent and Notes Collateral Agent have agreed to the intercreditor and other provisions set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.  Definitions.

1.1.     Defined Terms.  As used in the Agreement, the following terms shall have the following meanings:

“Agreement” means this Intercreditor Agreement.

“Bank Product Debt” means the “Bank Product Debt,” as that term is defined in the Revolving Credit Agreement.

“Bank Product Reserve” means the “Bank Product Reserve,” as that term is defined in the Revolving Credit Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, or foreign law for the relief of debtors.

“Business Day” means any day other than a Saturday, Sunday, or day on which banks in the states of New York, North Carolina or California are authorized or required by law to remain closed.

“Cash Collateral” has the meaning set forth in Section 6.2.

“Claimholders” means, with respect to the Revolving Obligations, all Revolving Claimholders and with respect to the Notes Obligations, all Notes Claimholders.

“Collateral” means all of the assets and property of Headwaters and its Subsidiaries, whether real, personal or mixed, with respect to which a consensual Lien is granted as security for any Revolving Obligations or any Notes Obligations.

“Default Disposition” has the meaning set forth in Section 5.1(g).

“DIP Financing” has the meaning set forth in Section 6.2.

“Discharge of Revolving Obligations” means, except to the extent otherwise expressly provided in Section 5.5(a):

   (a)        the full cash payment of the Revolving Obligations, including any interest, fees and other charges accruing during an Insolvency Proceeding (other than outstanding Letters of Credit and Bank Product Debt and contingent indemnification obligations except as provided in clause (d) below);

   (b)        termination or expiration of all commitments, if any, to extend credit that would constitute Revolving Obligations;

   (c)        termination or cash collateralization (in an amount and in the manner required by the Revolving Credit Agreement) of all outstanding Letters of Credit and inchoate or contingent Revolving Obligations (or delivery of a standby letter of credit acceptable to Revolving Agent in its discretion, in the amount of required Cash Collateral) and all Bank Product Debt; and

   (d)        cash collateralization (or letter of credit support) for any contingent indemnification obligations not yet due and payable, but for which a claim has been asserted in writing under any Revolving Loan Documents.

“Discharge of Notes Obligations” means the full cash payment of the Notes Obligations (other than inchoate or contingent Notes Obligations for which a claim has not yet been asserted in writing under any Notes Documents), including any interest, fees and other charges accruing during an Insolvency Proceeding.

“Disposition” or “Dispose” means the sale, assignment, transfer, license, lease (as lessor), exchange, or other disposition (including any sale and leaseback transaction) of any property by any person (or the granting of any option or other right to do any of the foregoing).

“Enforcement Notice” shall mean a written notice delivered by either the Revolving Agent or the Notes Collateral Agent to the other stating that an event of default has occurred and is continuing under the Revolving Loan Agreement or the Indenture, as applicable, and that an Enforcement Period has commenced with respect to the Revolving Loan Priority Collateral or Notes Priority Collateral, as applicable.

“Enforcement Period” shall mean the period of time following the receipt by either the Revolving Agent or the Notes Collateral Agent of an Enforcement Notice from the other and continuing until the earliest of (a) in case of an Enforcement Period commenced by the Notes Collateral Agent, the Discharge of Notes Obligations, (b) in the case of an Enforcement Period commenced by the Revolving Agent, the Discharge of Revolving Obligations, or (c) the Revolving Agent or the Notes Collateral Agent (as applicable) terminate, or agree in writing to terminate, the Enforcement Period.

“Exercise any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” means (a) the taking of any action to enforce any Lien in respect of the Collateral, including the institution of any foreclosure proceedings, the noticing of any public or private sale or other disposition pursuant to Article 9 of the UCC or any diligently pursued in good faith attempt to vacate or obtain relief from a stay or other injunction restricting any other action described in this definition, (b) the exercise of any right or remedy provided to a secured creditor under the Revolving Loan Documents or the Notes Documents (including, in either case, any delivery of any notice to otherwise seek to obtain payment directly from any account debtor of any Grantor or the taking of any action or the exercise of any right or remedy in respect of the setoff or recoupment against the Collateral or proceeds of Collateral), under applicable law, at equity, in an Insolvency Proceeding or otherwise, including credit bidding or otherwise the acceptance of Collateral in full or partial satisfaction of a Lien, (c) the sale, assignment, transfer, lease, license, or other Disposition of all or any portion of the Collateral, by private or public sale or any other means, (d) the solicitation of bids from third parties to conduct the liquidation of all or a material portion of Collateral to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time, (e) the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third parties for the purposes of valuing, marketing, or Disposing of, all or a material portion of the Collateral to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time, (f) the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any capital stock composing a portion of the

Collateral or seeking relief from the automatic stay) whether under the Revolving Loan Documents, the Notes Documents, under applicable law of any jurisdiction, in equity, in an Insolvency Proceeding, or otherwise, or (g) the pursuit of Default Dispositions relative to all or a material portion of the Collateral to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time.

“Governmental Authority” means the government of the United States of America or any other nation, any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of or pertaining to government.

“Grantors” means Revolving Borrowers, Revolving Guarantors, Headwaters, Notes Guarantors, and each other person that may from time to time execute and deliver a Revolving Collateral Document or a Notes Collateral Document as a “debtor,” “grantor,” or “pledgor” (or the equivalent thereof).

“HCM” has the meaning set forth in the recitals to this Agreement.

“Headwaters” has the meaning set forth in the recitals to this Agreement.

“HRI” has the meaning set forth in the recitals to this Agreement.

“Indenture” has the meaning set forth in the recitals to this Agreement.

“Insolvency Proceeding” means:

   (a)        any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor;

   (b)        any other voluntary or involuntary insolvency or bankruptcy case or proceeding, or any receivership, liquidation or other similar case or proceeding with respect to any Grantor or with respect to a material portion of its assets;

   (c)        any liquidation, dissolution, or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

   (d)        any assignment for the benefit of creditors or any other marshaling of assets for creditors of any Grantor or other similar arrangement in respect of such Grantor’s creditors generally.

“Letters of Credit” means the “Letters of Credit,” as that term is defined in the Revolving Credit Agreement.

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge, or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust, or other preferential arrangement having the practical effect of any of the foregoing.

“Mortgage” means each mortgage, deed of trust or deed to secure debt pursuant to which Headwaters or a Grantor grants to (a) Revolving Agent, for the benefit of the Revolving Claimholders, Liens upon the real estate Collateral owned by Headwaters or such Grantor, as security for the Revolving

Obligations or (b) Notes Collateral Agent, for the benefit of the Notes Claimholders, Liens upon the real estate Collateral owned by Headwaters or such Grantor, as security for the Notes Obligations.

“New Borrower” means any Subsidiary of Headwaters that becomes party to the Revolving Loan Documents and whose assets (all or a portion) are included as a part of the borrowing base thereunder.

“Notes Claimholders” means holders of Notes, the Trustee and the Notes Collateral Agent.

“Notes Collateral Agent” has the meaning set forth in the preamble to this Agreement.

“Notes Collateral Documents” means the Notes Security Agreement and any other agreement pursuant to which a Lien is granted securing any Notes Obligations or under which rights or remedies with respect to such Liens are governed.

“Notes Default” means any “Event of Default,” as such term is defined in the Indenture, or any event of default under any other Notes Document.

“Notes Documents” means the Indenture, the Notes and the Notes Collateral Documents.

“Notes Guarantor” has the meaning set forth in the recitals to this Agreement.

“Notes Obligations” means all obligations and all amounts owing, due, or secured under the terms of the Indenture or any other Notes Document, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under or secured by any Notes Document (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to Headwaters).

“Notes Priority Accounts” means any Deposit Accounts that solely contains identifiable proceeds of the Notes Priority Collateral (it being understood that any property in such Deposit Accounts which is not identifiable proceeds of Notes Priority Collateral shall not be Notes Priority Collateral solely by virtue of being on deposit in any such Deposit Account).

“Notes Priority Collateral” means all Collateral, other than Revolving Priority Collateral, now owned or hereafter acquired (including, without limitation, any of the following property acquired or created after the commencement of any Insolvency Proceeding) including, for the avoidance of doubt, the following:

   (a)        all Equipment, Fixtures, real property, intellectual property and Investment Property (other than any Investment Property included in clauses (e) and (h) of the definition of Revolving Priority Collateral);

   (b)        except to the extent constituting Revolving Priority Collateral, all Instruments, Documents and General Intangibles,

   (c)        all Commercial Tort Claims, and

   (d)        all collateral security and guarantees with respect to the foregoing, and, subject to Section 3.10 and the proviso to Section 4.2, all cash, Money, insurance proceeds, Instruments,

Securities, Financial Assets and Deposit Accounts received as proceeds of any Notes Priority Collateral.

As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time: “Accounts”, “Commercial Tort Claims”, “Deposit Account”, “Document”, “Equipment”, “Fixtures”, “General Intangible”, “Instrument”, “Inventory”, “Investment Property”, “Money” and “Securities.”

“Notes Security Agreement” means the Pledge and Security Agreement, dated as of October 27, 2009 by and among Headwaters, certain of its Subsidiaries that are a party thereto and the Notes Collateral Agent.

“Obligations” shall mean, as applicable, (a) all Revolving Obligations and (b) all Notes Obligations.

“person” means any natural person, corporation, trust, business trust, joint venture, joint stock company, association, company, limited liability company, partnership, Governmental Authority, or other entity.

“Pledged Collateral” has the meaning set forth in Section 5.4(a).

“Priority Collateral” with respect to the Revolving Claimholders, all Revolving Priority Collateral, and with respect to the Notes Claimholders, all Notes Priority Collateral.

“Recovery” has the meaning set forth in Section 6.7.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, supplement, restructure, replace, refund or repay, or to issue other indebtedness in exchange or replacement for such indebtedness, in whole or in part, whether with the same or different lenders, arrangers and/or agents. “Refinanced” and “Refinancing” shall have correlative meanings.

“Revolving Agent” has the meaning set forth in the preamble to this Agreement.

“Revolving Borrower” and “Revolving Borrowers” have the meanings set forth in the recitals to this Agreement.

“Revolving Claimholders” means, at any relevant time, the holders of Revolving Obligations at that time, including Revolving Lenders, Issuing Bank (as defined in the Revolving Credit Agreement) and Revolving Agent.

“Revolving Collateral Documents” means the Revolving Credit Agreement and any other agreement, document, or instrument pursuant to which a Lien is granted securing any Revolving Obligation or under which rights or remedies with respect to such Liens are governed.

“Revolving Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“Revolving Default” means any “Event of Default”, as such term is defined in the Revolving Credit Agreement, or any event of default under any other Revolving Loan Document.

“Revolving Guarantor” has the meaning set forth in the recitals to this Agreement.

“Revolving Guaranty” has the meaning set forth in the recitals to this Agreement, but shall also include each other guaranty made by any other guarantor in favor of the Revolving Agent for the benefit of the Revolving Claimholders.

“Revolving Lenders” means the “Lenders” as defined in the Revolving Credit Agreement.

“Revolving Loan Documents” means the Revolving Collateral Documents, any Revolving Guaranty, and each of the other Loan Documents (as defined in the Revolving Credit Agreement).

“Revolving Obligations” means the “Obligations” as that term is defined in the Revolving Credit Agreement (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Grantor, (x) with respect to principal amounts, that would have accrued or become due under the terms of the Revolving Loan Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding and (y) with respect to all other amounts, but solely to the extent that a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

“Revolving Priority Collateral” means all of the following personal property, now owned or hereafter acquired (including, without limitation, any of the following property acquired or created after the commencement of any Insolvency Proceeding) and wherever located, consisting of the following:

   (a)        all Accounts (other than Accounts which constitute identifiable proceeds of Notes Priority Collateral) and Inventory owned by (i) HCM and Tapco and their respective Subsidiaries or in which any of them have an interest and (ii) any New Borrower,

   (b)        all Accounts (other than Accounts which constitute identifiable proceeds of Notes Priority Collateral) owned by HRI and its Subsidiaries or in which any of them have an interest,

   (c)        all Deposit Accounts (other than Notes Priority Accounts) of HCM, Tapco, HRI, any New Borrower and their respective Subsidiaries; provided, however, that to the extent that identifiable proceeds of Notes Priority Collateral are deposited in any such Deposit Accounts, and subject to Section 3.10 and the proviso to Section 4.2, such identifiable proceeds shall be treated as Notes Priority Collateral,

   (d)        all Supporting Obligations in respect of the Accounts described in clauses (a) and (b), including Letter-of-Credit Rights, letters of credit and guaranties issued in support of Accounts or proceeds of collateral,

   (e)        all securities accounts of HCM, Tapco and HRI and their respective Subsidiaries, except for those which may be excluded pursuant to the Revolving Loan Documents to the extent the cash or Cash Equivalent Instruments contained therein were derived from Accounts, Inventory or Deposit Accounts described in clauses (a), (b) and (c),

   (f)        all certificates of title, Documents or Instruments evidencing ownership or title to any Inventory described in clauses (a) and (h); provided, that to the extent any of the foregoing also relates to Notes Priority Collateral, only that portion related to the items referred to in clauses (a) and (h) shall be included in the Revolving Priority Collateral,

   (g)        all monies, whether or not in the possession of Revolving Agent, a Revolving Lender, a bailee or Affiliate of the Revolving Agent or a Revolving Lender that were derived from or consist of any of the Property otherwise included in this definition of “Revolving Priority Collateral”,

   (h)        all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premium with respect to insurance policies and claims against any Person for loss, damage or destruction of any of the Property otherwise included in this definition of “Revolving Priority Collateral”,

   (i)        any business interruption insurance or key person life insurance, and

   (j)        all books and records (including customer lists, files, correspondence, tapes, computer programs, printouts and computer records) which contain any information relating to any of the items referred to in the preceding clauses (a) through (i); provided, that to the extent any of the foregoing also relates to Notes Priority Collateral, only that portion related to the items referred to in clauses (a) through (i) shall be included in the Revolving Priority Collateral.

As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time: “Accounts”, “Deposit Account”, “Document”, “Instrument”, “Inventory”, “Letter-of-Credit Right” and “Supporting Obligation.”

“Subsidiary” of a person means a corporation, partnership, limited liability company, or other entity in which that person directly or indirectly owns or controls at least 50% of the shares of capital stock having ordinary voting power to vote in the election of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“Tapco” has the meaning set forth in the recitals to this Agreement.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Use Period” means the period commencing on the date that the Revolving Agent (or any Revolving Claimholder acting with the consent of the Revolving Agent) commences the Exercise of Secured Creditor Remedies in connection with any Revolving Priority Collateral in a manner as provided in Section 3.8 (having theretofore furnished the Notes Collateral Agent with an Enforcement Notice) and ending on the earlier to occur of (i) 180 days thereafter and (ii) the Discharge of Revolving Obligations. If any stay or other order that prohibits any of the Revolving Agent or the other Revolving Claimholders from commencing and continuing to Exercise Any Secured Creditor Remedies or to liquidate and sell the Revolving Priority Collateral has occurred by operation of law or has been entered by a court of competent jurisdiction, such 180-day period shall be tolled during the pendency of any such stay or other order and the Use Period shall be so extended and upon lifting of the automatic stay, if there are fewer than 90 days remaining in such 180 day period, than such 180 day period shall be extended so that the Revolving Agent and the Revolving Claimholders have 90 days upon lifting of the automatic stay.

1.2.      Construction.  The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The term “or” shall be construed to have, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” Unless the context requires otherwise:

   (a)        except as otherwise provided herein, any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, supplemented, modified, renewed, extended, Refinanced, refunded, or replaced;

   (b)        any reference to any agreement, instrument, or other document herein “as in effect on the date hereof” shall be construed as referring to such agreement, instrument, or other document without giving effect to any amendment, restatement, supplement, modification, or Refinance after the date hereof;

   (c)        any definition of or reference to Revolving Obligations or Notes Obligations herein shall be construed as referring to the Revolving Obligations or Notes Obligations (as applicable) as from time to time amended, restated, supplemented, modified, renewed, extended, Refinanced, refunded, or replaced;

   (d)        any reference herein to any person shall be construed to include such person’s successors and assigns;

   (e)        the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

   (f)        all references herein to Sections shall be construed to refer to Sections of this Agreement; and

   (g)        the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.

SECTION 2.  Lien Priorities.

2.1.      Relative Priorities. Notwithstanding the date, time, method, manner, or order of grant, attachment, or perfection of any Liens securing the Revolving Obligations with respect to the Collateral or of any Liens securing the Notes Obligations with respect to the Collateral (including, in each case, irrespective of whether any such Lien is granted (or secures Obligations relating to the period) before or after the commencement of any Insolvency Proceeding) and notwithstanding any contrary provision of the UCC or any other applicable law or the Revolving Loan Documents or the Notes Documents, as applicable, or any defect or deficiencies in, or failure to attach or perfect, the Liens securing any of the Obligations, or any other circumstance whatsoever, the Notes Collateral Agent and the Revolving Agent hereby agree that:

   (a)        any Lien with respect to the Revolving Priority Collateral securing any Revolving Obligations now or hereafter held by or on behalf of, or created for the benefit of, Revolving Agent or any Revolving Claimholders or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien with respect to the Revolving Priority Collateral securing any Notes Obligations;

   (b)        any Lien with respect to the Notes Priority Collateral securing any Notes Obligations now or hereafter held by or on behalf of, or created for the benefit of, Notes Collateral Agent or any Notes Claimholders or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien with respect to the Notes Priority Collateral securing any Revolving Obligations;

   (c)        any Lien with respect to the Revolving Priority Collateral securing any Notes Obligations now or hereafter held by or on behalf of, or created for the benefit of, Notes Collateral Agent, any Notes Claimholders or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens with respect to the Revolving Priority Collateral securing any Revolving Obligations; and

   (d)        any Lien with respect to the Notes Priority Collateral securing any Revolving Obligations now or hereafter held by or on behalf of, or created for the benefit of, Revolving Agent, any Revolving Claimholders or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens with respect to the Notes Priority Collateral securing any Notes Obligations.

The subordination of Liens provided for in this Agreement shall continue to be effective with respect to any part of the Collateral from and after the date hereof whether such Liens are declared, or ruled to be, invalid, unenforceable, void or not allowed by a court of competent jurisdiction, as a result of any action taken by Notes Collateral Agent or the Revolving Agent, as applicable, or any failure by such person to take any action, with respect to any financing statement (including any amendment to or continuation thereof), mortgage or other perfection document.

2.2.      Prohibition on Contesting Liens.  Each of Notes Collateral Agent, for itself and on behalf of each Notes Claimholder, and Revolving Agent, for itself and on behalf of each Revolving Claimholder, agrees that it will not (and hereby waives any right to), directly or indirectly, contest, or support any other person in contesting, in any proceeding (including any Insolvency Proceeding): (a) the priority, validity, or enforceability of a Lien in the Collateral, held by or on behalf of Revolving Agent or any other Revolving Claimholders or by or on behalf of the Notes Collateral Agent or any other Notes Claimholders, (b) the priority, validity or enforceability of any Obligations, including the allowability or priority of any Obligations in any Insolvency Proceeding, or (c) the provisions of this Agreement; provided, however that nothing in this Agreement shall be construed to prevent or impair the rights of Revolving Agent, any Revolving Claimholder, Notes Collateral Agent or any Notes Claimholder to enforce the terms of this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Revolving Obligations and the Notes Obligations, as applicable, as provided in Section 3.

2.3.      New Liens.  During the term of this Agreement, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, the parties hereto agree, subject to Section 6, that no Grantor shall:

   (a)        grant or suffer to exist any additional Liens on any asset to secure any Notes Obligation unless such Grantor also offers to grant, and, at the option of the Revolving Agent, grants a Lien on such asset to secure the Revolving Obligations concurrently with the grant of a Lien thereon in favor of Notes Collateral Agent in accordance with the priorities set forth in this Agreement; or

   (b)        grant or suffer to exist any additional Liens on any asset to secure any Revolving Obligations unless such Grantor grants, a Lien on such asset to secure the Notes Obligations concurrently with the grant of a Lien thereon in favor of Revolving Agent in accordance with the priorities set forth in this Agreement;

provided, that with respect to the Notes Obligations, the foregoing restriction shall not apply to Pledged Collateral or securities which are specifically excluded from the Notes Collateral pursuant to the terms of the Notes Collateral Documents.

To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to Revolving Agent or Revolving Claimholders, the Notes Collateral Agent, on behalf of the Notes Claimholders, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2, and without limiting any other rights and remedies available to Notes Collateral Agent or Notes Claimholders, Revolving Agent, on behalf of the Revolving Claimholders, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

2.4.      Cooperation in Designating Collateral. In furtherance of Section 9.8, the parties hereto agree to and Headwaters shall, in each case subject to the other provisions of this Agreement upon request by Revolving Agent or Notes Collateral Agent, cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Revolving Priority Collateral and the Notes Priority Collateral and the steps taken or to be taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Revolving Loan Documents and the Notes Documents.

SECTION 3.  Exercise of Remedies.

3.1.      Exercise of Remedies by Notes Collateral Agent. Until the Discharge of Revolving Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, Notes Collateral Agent and Notes Claimholders:

   (a)        will not exercise or seek to exercise any rights or remedies with respect to any Revolving Priority Collateral (including any Exercise of Secured Creditor Remedies with respect to any Revolving Priority Collateral);

   (b)        subject to Section 3.7, will not directly or indirectly contest, protest, or object to or hinder any Exercise of Secured Creditor Remedies by Revolving Agent or any Revolving Claimholder with respect to any Revolving Priority Collateral and have no right to direct Revolving Agent to Exercise any Secured Creditor Remedies with respect to any Revolving Priority Collateral or take any other action under the Revolving Loan Documents with respect to any Revolving Priority Collateral; and

   (c)        will not object to (and waive any and all claims with respect to) the forbearance by Revolving Agent or Revolving Claimholders from Exercising any Secured Creditor Remedies with respect to any Revolving Priority Collateral.

3.2.      Exercise of Remedies by Revolving Agent. Until the Discharge of Notes Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, Revolving Agent and Revolving Claimholders:

   (a)        will not exercise or seek to exercise any rights or remedies with respect to any Notes Priority Collateral (including any Exercise of Secured Creditor Remedies with respect to any Notes Priority Collateral);

   (b)        subject to Section 3.7, will not directly or indirectly contest, protest, or object to or hinder any Exercise of Secured Creditor Remedies by Notes Collateral Agent or any Notes Claimholder with respect to any Notes Priority Collateral and has no right to direct Notes Collateral Agent to Exercise any Secured Creditor Remedies with respect to any Notes Priority Collateral or take any other action under the Notes Documents with respect to any Notes Priority Collateral; and

   (c)        will not object to (and waives any and all claims with respect to) the forbearance by Notes Collateral Agent or any Notes Claimholder from Exercising any Secured Creditor Remedies with respect to any Notes Priority Collateral.

3.3.      Exclusive Enforcement Rights. (a) Until the Discharge of Revolving Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, the Revolving Agent shall have the exclusive right to Exercise any Secured Creditor Remedies with respect to the Revolving Priority Collateral without any consultation with or the consent of Notes Collateral Agent or any Notes Claimholder and (b) until the Discharge of Notes Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, Notes Collateral Agent shall have the exclusive right to Exercise any Secured Creditor Remedies with respect to the Notes Priority Collateral without any consultation with or the consent of the Revolving Agent or any Revolving Claimholder. In connection with any Exercise of Secured Creditor Remedies, each of Notes Collateral Agent, the Notes Claimholders, the Revolving Agent and the Revolving Claimholders may enforce the provisions of the Notes Collateral Documents or Revolving Collateral Documents, as applicable, and exercise rights, powers and remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of its Collateral, to incur expenses in connection with such Disposition, and to exercise all the rights and remedies of a secured creditor under applicable law.

3.4.      Claimholders Permitted Actions. Anything to the contrary in Sections 3.1 and 3.2 notwithstanding, each of the Notes Collateral Agent and the Revolving Agent may:

   (a)        if an Insolvency Proceeding has been commenced by or against any Grantor, file a proof of claim or statement of interest with respect to its Collateral or otherwise with respect to the Notes Obligations or the Revolving Obligations, as the case may be;

   (b)        take any action (not adverse to the priority status of the Liens on the Collateral of the other, or the rights of the other or any Claimholders to Exercise any Secured Creditor Remedies) in order to create, perfect, preserve or protect (but not enforce) its Lien in and to its Collateral;

   (c)        file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding, or other pleading made by any person objecting to or otherwise seeking the disallowance of its claims or its Claimholders;

   (d)        make any arguments and motions that are, in each case, in accordance with, the terms of this Agreement; and

   (e)        join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Priority Collateral of the other party initiated by such other party to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with the Exercise of Secured Creditor Remedies by such other party (it being understood that, (a) with respect to Revolving Priority Collateral, neither Notes Collateral Agent nor any Notes Claimholder shall be entitled to receive any proceeds thereof unless otherwise expressly permitted herein and (b) with respect to Notes Priority Collateral, neither Revolving Agent nor any Revolving Claimholder shall be entitled to receive any proceeds thereof unless otherwise expressly permitted herein).

Anything to the contrary in Sections 3.1 and 3.2 notwithstanding, each of the holders of the Notes and each Revolving Claimholder may vote on any plan of reorganization.

Except as expressly set forth in this Agreement, each Notes Claimholder and each Revolving Claimholder shall have any and all rights and remedies it may have as a creditor under any applicable law, including the right to the Exercise of Secured Creditor Remedies; provided, however, that the Exercise of Secured Creditor Remedies with respect to the Collateral (and any judgment Lien obtained in connection therewith) shall be subject to the Lien priorities set forth herein and to the provisions of this Agreement. Subject to Section 3.7, the Revolving Agent may enforce the provisions of the Revolving Loan Documents, the Notes Collateral Agent may enforce the provisions of the Notes Documents and each may Exercise Any Secured Creditor Remedies, all in such order and in such manner as each may determine in the exercise of its sole discretion, consistent with the terms of this Agreement and mandatory provisions of applicable law; provided, however, that each of the Revolving Agent and the Notes Collateral Agent agrees to provide to the other (x) an Enforcement Notice prior to its Exercise of Secured Creditor Remedies and (y) copies of any notices that it is required under applicable law to deliver to Headwaters, or any Grantor; provided further, however, that the Revolving Agent’s failure to provide copies of any such notices to the Notes Collateral Agent shall not impair any of the Revolving Agent’s rights hereunder or under any of the Revolving Loan Documents and the Notes Collateral Agent’s failure to provide copies of any such notices to the Revolving Agent shall not impair any of the Notes Collateral Agent’s rights hereunder or under any of the Notes Documents. Each of the Notes Collateral Agent, each Notes Claimholder, the Revolving Agent and each Revolving Claimholder agrees that it will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim, in the case of the Notes Collateral Agent and each Notes Claimholder, against either the Revolving Agent or any other Revolving Claimholder, and in the case of the Revolving Agent and each other Revolving Claimholder, against either the Notes Collateral Agent or any other Notes Claimholder, seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, any action taken or omitted to be taken by such person with respect to the Collateral which is consistent with the terms of this Agreement, and none of such parties shall be liable for any such action taken or omitted to be taken.

3.5.      Retention of Proceeds.

  (a)        Notes Collateral Agent agrees that prior to the Discharge of the Revolving Obligations, Notes Claimholders will only be entitled to retain proceeds of Notes Priority Collateral in connection with an Exercise of Secured Creditor Remedies that are not prohibited under Section 3.1 above. Notes Claimholders shall not be permitted to retain any proceeds of Revolving Priority Collateral in connection with any Exercise of Secured Creditor Remedies in any circumstance unless and until the Discharge of the Revolving Obligations has occurred, and any such proceeds received or retained in any other circumstance will be subject to Section 4.2.

  (b)        Revolving Agent agrees that prior to the Discharge of the Notes Obligations, Revolving Claimholders will only be entitled to retain proceeds of Revolving Priority Collateral in connection with an Exercise of Secured Creditor Remedies that are not prohibited under Section 3.2 above. Revolving Claimholders shall not be permitted to retain any proceeds of Notes Priority Collateral in connection with any Exercise of Secured Creditor Remedies in any circumstance unless and until the Discharge of the Notes Obligations has occurred, and any such proceeds received or retained in any other circumstance will be subject to Section 4.2.

  (c)        Notwithstanding anything contained in this Agreement to the contrary, in the event of any Disposition or series of related Dispositions that includes Revolving Priority Collateral and Notes Priority Collateral where the aggregate sales price is not allocated between the Revolving Priority Collateral and Notes Priority Collateral being sold, then for purposes of this Agreement, the allocation of proceeds of such Disposition to the Revolving Priority Collateral shall be the lesser of (x) the total proceeds of such Disposition and (y) the greater of (i) the value of such assets attributed to the Borrowing Base (as defined in the Revolving Credit Agreement) and (ii) net book value of such assets of a type constituting Revolving Priority Collateral recorded on the applicable Grantor’s books in accordance with GAAP, in each case for this clause (y), as assessed on the date of such Disposition, with the balance, if any, allocated to the Notes Priority Collateral.

3.6.      Non-Interference. Subject to Sections 3.1, 3.2, 3.3, 3.4, and 6.5(b), each of Notes Collateral Agent, for itself and on behalf of the Notes Claimholders, and the Revolving Agent, for itself and on behalf of the Revolving Claimholders, hereby:

   (a)        subject to Section 3.7, agrees that it will not, directly or indirectly, take any action that would restrain, hinder, limit, delay, or otherwise interfere with any Exercise of Secured Creditor Remedies by the other with respect to such other party’s Priority Collateral, or that is otherwise prohibited hereunder, including any Disposition of such other person’s Priority Collateral, whether by foreclosure or otherwise; and

   (b)        subject to Section 3.7, waives any and all rights it or its Claimholders may have as a junior lien creditor or otherwise to object to the manner in which such other party seeks to enforce or collect such other party’s respective Obligations or the Liens securing such Obligations granted in any of such other party’s Priority Collateral, regardless of whether any action or failure to act by or on behalf of such other person is adverse to the interest of it or its Claimholder.

3.7.      Commercially Reasonable Dispositions; Notice of Exercise. Revolving Agent agrees that any Exercise of Secured Creditor Remedies by Revolving Agent with respect to Collateral subject to Article 9 of the UCC shall be conducted by Revolving Agent in a commercially reasonable manner. Notes Collateral Agent agrees that any Exercise of Secured Creditor Remedies by Notes Collateral Agent with respect to Collateral subject to Article 9 of the UCC shall be conducted by Notes Collateral Agent in a commercially reasonable manner.

3.8.      Inspection and Access Rights.

(a)        If the Notes Collateral Agent, or any agent or representative of the Notes Collateral Agent, or any receiver, shall, after any Notes Default, obtain possession or physical control of any of the real properties subject to a Mortgage, the Notes Collateral Agent shall promptly notify the Revolving Agent in writing of that fact, and the Revolving Agent shall, within fifteen (15) Business Days thereafter, notify the Notes Collateral Agent in writing as to whether the Revolving Agent desires to exercise access rights under this Section 3.8. In addition, if the Revolving Agent, or any agent or representative or the

Revolving Agent, or any receiver, shall obtain possession or physical control of any of the real properties subject to a Mortgage or any of the tangible Notes Priority Collateral located on any premises other than real properties subject to a Mortgage or control over any intangible Notes Priority Collateral, following the delivery to the Notes Collateral Agent of an Enforcement Notice, then the Revolving Agent shall promptly notify the Notes Collateral Agent in writing that the Revolving Agent is exercising its access rights under this Agreement and its rights under Section 3.9 under either circumstance. Upon delivery of such notice by the Revolving Agent to the Notes Collateral Agent, the parties shall confer in good faith to coordinate with respect to the Revolving Agent’s exercise of such access rights. Consistent with the definition of “Use Period,” access rights may apply to differing parcels of real properties subject to a Mortgage at differing times, in which case, a differing Use Period will apply to each such property.

  (b)        Without limiting any rights the Revolving Agent or any other Revolving Claimholder may otherwise have under applicable law or by agreement and whether or not the Notes Collateral Agent or any other Notes Claimholder has commenced and is continuing to Exercise Any Secured Creditor Remedies of the Notes Collateral Agent, the Revolving Agent or any other Person (including any Revolving Claimholder) acting with the consent, or on behalf, of the Revolving Agent, shall have the right during the Use Period (a) during normal business hours on any Business Day, to access Revolving Priority Collateral that (i) is stored or located in or on, (ii) has become an accession with respect to (within the meaning of Section 9-335 of the UCC), or (iii) has been commingled with (within the meaning of Section 9-336 of the UCC), Notes Priority Collateral, and (b) access the Notes Priority Collateral (including, without limitation, Equipment, Fixtures, Intellectual Property, General Intangibles and real property), each of the foregoing in order to assemble, inspect, copy or download information stored on, take actions to perfect its Lien on, complete a production run of Inventory involving, take possession of, move, prepare and advertise for sale, sell (by public auction, private sale or a “store closing,” “going out of business” or similar sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented Inventory of the same type sold in any Revolving Guarantor’s business), store or otherwise deal with the Revolving Priority Collateral, in each case without the involvement of or interference by any Notes Claimholder or liability to any Notes Claimholder. In the event that any Revolving Claimholder has commenced and is continuing the Exercise of Any Secured Creditor Remedies with respect to any Revolving Priority Collateral, the Notes Collateral Agent may not sell, assign or otherwise transfer the related Notes Priority Collateral prior to the expiration of the Use Period, unless the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 3.8.

  (c)        During the period of actual occupation, use and/or control by the Revolving Claimholders and/or the Revolving Agent (or their respective employees, agents, advisers and representatives) of any Notes Priority Collateral, the Revolving Claimholders and the Revolving Agent shall be obligated to repair at their expense any physical damage (but not any diminution in value) to such Notes Priority Collateral resulting from such occupancy, use or control, and to leave such Notes Priority Collateral in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted. Notwithstanding the foregoing, in no event shall the Revolving Claimholders or the Revolving Agent have any liability to the Notes Claimholders and/or to the Notes Collateral Agent pursuant to this Section 3.8 as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Notes Priority Collateral existing prior to the date of the exercise by the Revolving Claimholders (or the Revolving Agent, as the case may be) of their rights under this Section 3.8 and the Revolving Claimholders shall have no duty or liability to maintain the Notes Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the Revolving Claimholders, or for any diminution in the value of the Notes Priority Collateral that results from ordinary wear and tear resulting from the use of the Notes Priority Collateral by the Revolving Claimholders in the manner and for the time periods specified under this Section 3.8. Without limiting the rights granted in this Section 3.8, the Revolving Claimholders and the Revolving Agent shall cooperate with the Notes Claimholders and/or the Notes Collateral Agent in connection with any efforts made by the Notes Claimholders and/or the Notes Collateral Agent to sell the Notes Priority Collateral.

  (d)        The Revolving Agent and the Revolving Claimholders shall not be obligated to pay any amounts to the Notes Collateral Agent or the Notes Claimholders (or any person claiming by, through or under the Notes Claimholders, including any purchaser of the Notes Priority Collateral) or to the Revolving Guarantors or Revolving Borrowers, for or in respect of the use by the Revolving Agent and the Revolving Claimholders of the Notes Priority Collateral; provided that Revolving Agent and the other Revolving Claimholders shall be obligated to pay any utility, rental, lease or similar charges and payments owed to third parties that accrue during the Use Period, or that arise as a result of such use. In the event, and only in the event, that in connection with its use of some or all of the premises constituting Notes Primary Collateral, the Revolving Agent requires the services of any employees of Headwaters or any of its Subsidiaries, the Revolving Collateral Agent shall pay directly to any such employees the appropriate, allocated wages of such employees, if any, during the time periods that the Revolving Collateral Agent requires their services.

  (e)        The Revolving Claimholders shall (i) use the Notes Priority Collateral in accordance with applicable law; (ii) insure for damage to property and liability to persons, including property and liability insurance for the benefit of the Notes Claimholders; and (iii) indemnify the Notes Claimholders from any claim, loss, damage, cost or liability arising from the Revolving Claimholders’ use of the Notes Priority Collateral (except for those arising from the negligence or conduct of any Notes Claimholder).

  (f)        Subject to Section 3.7, the Notes Collateral Agent and the other Notes Claimholders shall use commercially reasonable efforts to not hinder or obstruct the Revolving Agent and the other Revolving Claimholders from exercising the rights described in Section 3.8(b) hereof.

  (g)        Subject to the terms hereof, the Notes Collateral Agent may advertise and conduct public auctions or private sales of the Notes Priority Collateral, without the involvement of or interference by any Revolving Claimholder or liability to any Revolving Claimholder as long as, in the case of an actual sale, the respective purchaser assumes and agrees to the obligations of the Notes Collateral Agent and the Notes Claimholders under this Section 3.8.

3.9.      Sharing of Information and Access.  In the event that the Revolving Agent shall, in the exercise of its rights under the Revolving Collateral Documents or otherwise, receive possession or control of any books and records of any Grantor which contain information identifying or pertaining to the Notes Priority Collateral, the Revolving Agent shall, upon request from the Notes Collateral Agent and as promptly as practicable thereafter, either make available to the Notes Collateral Agent such books and records for inspection and duplication or provide to the Notes Collateral Agent copies thereof. In the event that the Notes Collateral Agent shall, in the exercise of its rights under the Notes Collateral Documents or otherwise, receive possession or control of any books and records of any Grantor which contain information identifying or pertaining to any of the Revolving Priority Collateral, the Notes Collateral Agent shall, upon request from the Revolving Agent and as promptly as practicable thereafter, either make available to the Revolving Agent such books and records for inspection and duplication or provide the Revolving Agent copies thereof.

3.10.     Tracing of and Priorities in Proceeds.  The Revolving Agent, for itself and on behalf of the Revolving Claimholders, and the Notes Collateral Agent, for itself and on behalf of the Notes Claimholders, further agree that prior to an issuance of any Enforcement Notice by such Claimholder (unless a bankruptcy or insolvency Event of Default then exists), any proceeds of Collateral, whether or not deposited under control agreements, which are used by any Grantor to acquire other property which is Collateral shall not (solely as between the Claimholders) be treated as Proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired.

SECTION 4.    Proceeds.

4.1.       Application of Proceeds.

  (a)        Prior to the Discharge of Revolving Obligations, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, except as otherwise provided in Section 3.5, any Revolving Priority Collateral or proceeds thereof received in connection with any Exercise of Secured Creditor Remedies shall (at such time as such Collateral or proceeds has been monetized) be applied: (i) first, to the payment in full in cash of costs and expenses of Revolving Agent in connection with such Exercise of Secured Creditor Remedies, (ii) second, to the payment in full in cash or cash collateralization of the Revolving Obligations in accordance with the Revolving Loan Documents, and in the case of payment of any revolving loans following any acceleration of the Revolving Obligations and resulting from a foreclosure or a “store closing,” “going out of business” or similar sale of Revolving Priority Collateral, together with the concurrent permanent reduction of any revolving loan commitment thereunder in an amount equal to the amount of such payment, (iii) third, to the payment in full in cash of costs and expenses of the Notes Collateral Agent in connection with such Exercise of Secured Creditor Remedies (to the extent Notes Collateral Agent’s Exercise of Secured Creditor Remedies was permitted hereunder) and (iv) fourth, to the payment in full in cash of the Notes Obligations in accordance with the Notes Documents.

  (b)        Prior to the Discharge of Notes Obligations, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, except as otherwise provided in Section 3.5, any Notes Priority Collateral or proceeds thereof received in connection with any Exercise of Secured Creditor Remedies shall (at such time as such Collateral or proceeds has been monetized) be applied: (i) first, to the payment in full in cash of fees, costs and expenses of Notes Collateral Agent in connection with such Exercise of Secured Creditor Remedies, (ii) second, to the payment in full in cash or cash collateralization of the Notes Obligations in accordance with the Notes Documents, (iii) third, to the payment in full in cash of costs and expenses of the Revolving Agent in connection with such Exercise of Secured Creditor Remedies (to the extent Revolving Agent’s Exercise of Secured Creditor Remedies was permitted hereunder) and (iv) fourth, to the payment in full in cash or cash collateralization of the Revolving Obligations in accordance with the Revolving Loan Documents.

  (c)        If any Exercise of Secured Creditor Remedies with respect to the Collateral produces non-cash proceeds, then such non-cash proceeds shall be held by the agent that conducted the Exercise of Secured Creditor Remedies as additional Collateral and, at such time as such non-cash proceeds are monetized, shall be applied as set forth above.

4.2.       Turnover.  Unless and until the earlier of the Discharge of Revolving Obligations or the Discharge of the Notes Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, except as otherwise provided in Section 3.5, (a) any Revolving Priority Collateral or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3) received by Notes Collateral Agent or any Notes Claimholder shall be segregated and held in trust and forthwith paid over to the Revolving Agent for the benefit of the Revolving Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct and (b) any Notes Priority Collateral or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3) received by the Revolving Agent or any Revolving Claimholder shall be segregated and held in trust and forthwith paid over to Notes Collateral Agent for the benefit of the Notes Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct; provided, however, in the case of any proceeds of Notes Priority Collateral received by Revolving Agent or any Revolving Claimholder in connection with a Disposition of Notes Priority Collateral by any Grantor, if a Grantor does not provide prior written notice of such Disposition to Revolving Agent specifying the amount and source of such proceeds, neither Revolving Agent nor any Revolving Claimholder shall have any obligation to pay over any proceeds of such Disposition to Notes Collateral Agent. Each of Notes Collateral Agent and the Revolving Agent is hereby authorized to make any such endorsements as agent for the other or any Claimholders. This authorization is coupled with an interest and is irrevocable until the earlier of the Discharge of Revolving Obligations or the Notes Obligations.

4.3.      No Subordination of the Relative Priority of Claims.  Anything to the contrary contained herein notwithstanding, the subordination of the Liens of Notes Claimholders to the Liens of Revolving Claimholders and of the Liens of Revolving Claimholders to the Liens of Notes Claimholders as set forth herein is with respect to the priority of the respective Liens held by or on behalf of them only and shall not constitute a subordination of the Notes Obligations to the Revolving Obligations or the Revolving Obligations to the Notes Obligations.

SECTION 5.    Releases; Dispositions; Other Agreements.

5.1.     Releases.

(a)        Prior to the Discharge of Revolving Obligations and subject to Section 3.7, Revolving Agent shall have the exclusive right to make determinations regarding the release or Disposition of any Revolving Priority Collateral pursuant to the terms of the Revolving Loan Documents or in accordance with the provisions of this Agreement, in each case upon five Business Days’ prior written notice to the Notes Collateral Agent, but without any consultation with or consent of, Notes Collateral Agent or any Notes Claimholder; provided, however that the Revolving Agent shall provide ten Business Days’ prior written notice to the Notes Collateral Agent before any Disposition by Revolving Agent by public auction, private sale or a “store closing,” “going out of business” or similar sale, whether in bulk, in lots or any other Disposition of such Collateral not in the ordinary course of Grantor’s business.

(b)        If, in connection with the Exercise of Secured Creditor Remedies by Revolving Agent as provided for in Section 3, irrespective of whether a Revolving Default or a Notes Default has occurred and is continuing, Revolving Agent releases any of its Liens on any part of the Revolving Priority Collateral, then the Liens of Notes Collateral Agent on such Revolving Priority Collateral shall be automatically, unconditionally, and simultaneously released; provided, however, that any proceeds remaining after the Discharge of Revolving Obligations shall be subject to the Liens of the Notes Claimholders. Notes Collateral Agent, for itself or on behalf of any such Notes Claimholders, promptly shall execute and deliver to Revolving Agent such termination or amendment statements, releases, and other documents as Revolving Agent may request to effectively confirm such release, at the cost and expense of Headwaters and without the consent or direction of any other Notes Claimholders.

(c)        Prior to the Discharge of Notes Obligations, Notes Collateral Agent shall have the exclusive right to make determinations regarding the release or Disposition of any Notes Priority Collateral pursuant to the terms of the Notes Documents or in accordance with the provisions of this Agreement, in each case upon five Business Days’ prior written notice to Revolving Agent, but without any consultation with or consent of the Revolving Agent or any Revolving Claimholder; provided, however that the Notes Collateral Agent shall provide ten Business Days’ prior written notice to the Revolving Agent before any Disposition by Notes Collateral Agent by public auction, private sale or a “store closing,” “going out of business” or similar sale, whether in bulk, in lots or any other Disposition of such Collateral not in the ordinary course of Grantor’s business.

  (d)        If, in connection with the Exercise of Secured Creditor Remedies by Notes Collateral Agent as provided for in Section 3, irrespective of whether a Revolving Default or a Notes Default has occurred and is continuing, Notes Collateral Agent releases any of its Liens on any part of the Notes Priority Collateral, then the Liens of Revolving Agent on such Notes Priority Collateral shall be automatically, unconditionally, and simultaneously released; provided, however, that any proceeds remaining after the Discharge of Notes Obligations shall be subject to the Liens of the Revolving Claimholders. Revolving Agent, for itself or on behalf of any such Revolving Claimholders, promptly shall execute and deliver to Notes Collateral Agent such termination or amendment statements, releases, and other documents as Notes Collateral Agent may request to effectively confirm such release, at the cost and expense of Headwaters and without the consent or direction of any other Revolving Claimholders.

  (e)        If, in connection with any Disposition of any Revolving Priority Collateral permitted under the terms of the Revolving Loan Documents as in effect as of the date hereof, Revolving Agent, for itself or on behalf of any Revolving Claimholders, releases any of its Liens on the portion of the Revolving Priority Collateral that is the subject of such Disposition, other than (i) in connection with the Discharge of Revolving Obligations, or (ii) after the occurrence and during the continuance of any Notes Default, then the Liens of Notes Collateral Agent on such Collateral shall be automatically, unconditionally, and simultaneously released. Notes Collateral Agent, for itself or on behalf of any such Notes Claimholders, promptly shall execute and deliver to Revolving Agent such termination or amendment statements, releases, and other documents as Revolving Agent may request to effectively confirm such release, at the cost and expense of Headwaters and without the consent or direction of any other Notes Claimholders.

  (f)        If, in connection with any Disposition of any Notes Priority Collateral permitted under the terms of the Notes Documents as in effect as of the date hereof, Notes Collateral Agent, for itself or on behalf of any Notes Claimholders, releases any of its Liens on the portion of the Notes Priority Collateral that is the subject of such Disposition, other than (i) in connection with the Discharge of Notes Obligations, or (ii) after the occurrence and during the continuance of any Revolving Default, then the Liens of Revolving Agent on such Collateral shall be automatically, unconditionally, and simultaneously released. Revolving Agent, for itself or on behalf of any such Revolving Claimholders, promptly shall execute and deliver to Notes Collateral Agent such termination or amendment statements, releases, and other documents as Notes Collateral Agent may request to effectively confirm such release, at the cost and expense of Headwaters and without the consent or direction of any other Revolving Claimholders.

  (g)        In the event of any private or public Disposition of (i) all or any material portion of the Revolving Priority Collateral by one or more Grantors with the consent of Revolving Agent after the occurrence and during the continuance of a Revolving Default (and prior to the Discharge of Revolving Obligations) or (ii) all or any material portion of the Notes Priority Collateral by one or more Grantors with the consent of Notes Collateral Agent after the occurrence and during the continuance of a Notes Default (and prior to the Discharge of Notes Obligations), which Disposition is conducted by such Grantors with the consent of Revolving Agent in the case of the former, or Notes Collateral Agent in the case of the latter, in connection with good faith efforts by Revolving Agent or Notes Collateral Agent, as the case may be, to collect the Revolving Obligations through the Disposition of Revolving Priority Collateral or the Notes Obligations through the Disposition of Notes Priority Collateral (in either case, any such Disposition, a “Default Disposition”), then the Liens of Notes Collateral Agent, if any, on such Revolving Priority Collateral and the Liens of Revolving Agent, if any, on such Notes Priority Collateral shall be automatically, unconditionally, and simultaneously released; provided that with respect to Collateral that is subject to Article 9 of the UCC, the Grantors consummating such Default Disposition have (i) provided the applicable party with the prior written notice that would have been required if the Default Disposition were a disposition of collateral by a secured creditor under Article 9 of the UCC, and (ii) conducted such

Default Disposition in a commercially reasonable manner as if such Default Disposition were a disposition of collateral by a secured creditor in accordance with Article 9 of the UCC.

5.2.       Insurance.

  (a)        Unless and until the Discharge of Revolving Obligations has occurred: (i) the Revolving Agent and the Revolving Claimholders shall have the sole and exclusive right, subject to the rights of Grantors under the Revolving Loan Documents, to adjust and settle any claim under any insurance policy covering the Revolving Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Revolving Priority Collateral; and (ii) all proceeds of any such insurance policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of Revolving Priority Collateral, shall be paid, subject to the rights of Grantors under the Revolving Loan Documents, first, to the Revolving Claimholders, until the Discharge of Revolving Obligations, second, to the Notes Claimholders, until the Discharge of Notes Obligations, and third, to the owner of the subject property, such other person as may be entitled thereto, or as a court of competent jurisdiction may otherwise direct.

  (b)        Unless and until the Discharge of Notes Obligations has occurred: (i) the Notes Collateral Agent and the Notes Claimholders shall have the sole and exclusive right, subject to the rights of Grantors under the Notes Documents, to adjust and settle any claim under any insurance policy covering the Notes Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Notes Priority Collateral; and (ii) all proceeds of any such insurance policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of Notes Priority Collateral, shall be paid, subject to the rights of Grantors under the Notes Documents, first, to Notes Claimholders, until the Discharge of Notes Obligations, second, to the Revolving Claimholders, until the Discharge of Revolving Obligations, and third, to the owner of the subject property, such other person as may be entitled thereto, or as a court of competent jurisdiction may otherwise direct.

Notwithstanding anything contained in this Agreement to the contrary, in the event that any proceeds are derived from any insurance policy that covers Revolving Priority Collateral and Notes Priority Collateral where the allocation of proceeds is not stipulated between Revolving Priority Collateral and Notes Priority Collateral, then the allocation of proceeds of such insurance policy to the Revolving Priority Collateral shall be the lesser of (x) the total proceeds of such insurance policy and (y) the greater of (i) the value of such assets attributed to the Borrowing Base (as defined in the Revolving Credit Agreement) and (ii) net book value of such assets of a type constituting Revolving Priority Collateral recorded on the applicable Grantor’s books in accordance with GAAP, in each case for this clause (y), as assessed on the date of the loss associated with the insurance proceeds, with the balance, if any, allocated to the Notes Priority Collateral.

  (c)        To effectuate the foregoing, and to the extent that the pertinent insurance company agrees to issue such endorsements, the Borrower shall provide Revolving Agent and Notes Collateral Agent with separate lender’s loss payable endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to policies which insure Collateral hereunder.

5.3.       Amendments; Refinancings.

  (a)        The Revolving Loan Documents may be amended, supplemented, or otherwise modified in accordance with their terms and the Revolving Obligations may be Refinanced, in each case without notice to, or the consent of, Notes Collateral Agent or the Notes Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that, in the case of a

Refinancing, the holders of such Refinancing debt bind themselves (in a writing addressed to Notes Collateral Agent for the benefit of itself and the Notes Claimholders) to the terms of this Agreement; provided further, that any such amendment, supplement, modification, or Refinancing shall not result in a Default under the Indenture; provided further, however, that, if such Refinancing debt is secured by a Lien on any Collateral the holders of such Refinancing debt shall be deemed bound by the terms hereof regardless of whether or not such writing is provided. For the avoidance of doubt, the sale or other transfer of Indebtedness is not restricted by this Agreement but the provisions of this Agreement shall be binding on all holders of Revolving Obligations and Notes Obligations.

  (b)        The Notes Documents may be amended, supplemented, or otherwise modified in accordance with their terms and the Notes Obligations may be Refinanced, in each case without notice to, or the consent of, Revolving Agent or the Revolving Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that, in the case of a Refinancing, the holders of such Refinancing debt bind themselves (in a writing addressed to Revolving Agent for the benefit of itself and the Revolving Claimholders) to the terms of this Agreement; provided further, however that any such amendment, supplement, modification, or Refinancing shall not, result in a Default under the Revolving Credit Agreement; provided further, however, that, if such Refinancing debt is secured by a Lien on any Collateral the holders of such Refinancing debt shall be deemed bound by the terms hereof regardless of whether or not such writing is provided. For the avoidance of doubt, the sale or other transfer of Indebtedness is not restricted by this Agreement but the provisions of this Agreement shall be binding on all holders of Revolving Obligations and Notes Obligations.

  (c)        So long as the Discharge of Revolving Obligations has not occurred, the Notes Collateral Agent agrees that each Notes Collateral Document shall include the following language (or similar language acceptable to the Revolving Agent): “Notwithstanding anything herein to the contrary, the liens and security interests granted to Wilmington Trust FSB, as Notes Collateral Agent, pursuant to this Agreement and the exercise of any right or remedy by Wilmington Trust FSB as Notes Collateral Agent hereunder, are subject to the provisions of the Intercreditor Agreement dated as of October 27, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Bank of America, N.A., as Revolving Agent, Wilmington Trust FSB, as Notes Collateral Agent, and the Grantors (as defined in the Intercreditor Agreement) from time to time party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

  (d)        So long as the Discharge of Notes Obligations has not occurred, the Revolving Agent agrees that each Revolving Collateral Document shall include the following language (or similar language acceptable to the Notes Collateral Agent): “Notwithstanding anything herein to the contrary, the liens and security interests granted to the Revolving Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Revolving Collateral Agent hereunder, are subject to the provisions of the Intercreditor Agreement dated as of October 27, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Bank of America, N.A. as Revolving Agent, Wilmington Trust FSB, as Notes Agent and the Grantors (as defined in the Intercreditor Agreement) from time to time party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

5.4.       Bailee for Perfection.

  (a)        Revolving Agent and Notes Collateral Agent each agree to hold or control that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC or other applicable law (such Collateral, which shall include, without limitation, deposit account control agreements, being referred to as the “Pledged Collateral”), as gratuitous bailee and as a non-fiduciary agent for Notes Collateral Agent or Revolving Agent, as applicable (such bailment and agency being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2), 9-313(c), 9-104, 9-105, 9-106, and 9-107 of the UCC), solely for the purpose of perfecting the security interest granted under the Notes Documents or the Revolving Documents, as applicable, subject to the terms and conditions of this Section 5.4. The Notes Collateral Agent and the Notes Claimholders hereby appoint the Revolving Agent as their gratuitous bailee for the purposes of perfecting their security interest in all Pledged Collateral in which the Revolving Agent has a perfected security interest under the UCC. The Revolving Agent and the Revolving Claimholders hereby appoint the Notes Collateral Agent as their gratuitous bailee for the purposes of perfecting their security interest in all Pledged Collateral in which the Notes Collateral Agent has a perfected security interest under the UCC. Each of the Revolving Agent and Notes Collateral Agent hereby accept such appointments pursuant to this Section 5.4(a) and acknowledge and agree that it shall act for the benefit of the other Claimholders with respect to any Pledged Collateral and that any Proceeds received by the Revolving Agent or Notes Collateral Agent, as the case may be, under any Pledged Collateral shall be applied in accordance with Section 4. In furtherance of the foregoing, each Grantor hereby grants a security interest in the Pledged Collateral to (x) the Revolving Agent for the benefit of the Revolving Claimholders and the Notes Claimholders and (y) the Notes Collateral Agent for the benefit of the Revolving Claimholders and the Notes Claimholders. Unless and until the Discharge of the Revolving Obligations, Notes Collateral Agent agrees to promptly notify Revolving Agent of any Pledged Collateral constituting Revolving Priority Collateral held by it or known by it to be held by any other Notes Claimholders, and, immediately upon the request of Revolving Agent at any time prior to the Discharge of the Revolving Obligations, Notes Collateral Agent agrees to deliver to Revolving Agent any such Pledged Collateral held by it or by any Notes Claimholders, together with any necessary endorsements (or otherwise allow Revolving Agent to obtain control of such Pledged Collateral). Revolving Agent hereby agrees that upon the Discharge of the Revolving Obligations, upon the written request of Notes Collateral Agent, to the extent that the applicable control agreement is in full force and effect and has not been terminated, Revolving Agent shall continue to act as such a bailee and non-fiduciary agent for Notes Collateral Agent (solely for the purpose of perfecting the security interest granted under the Notes Documents and at the expense of Notes Collateral Agent) with respect to the deposit account or securities account that is the subject of such control agreement, until the earlier to occur of (x) 60 days after the date when the Discharge of the Revolving Obligations has occurred, and (y) the date when a control agreement is executed in favor of Notes Collateral Agent with respect to such deposit account or securities account.

  (b)        Revolving Agent shall have no obligation whatsoever to Notes Collateral Agent or any Notes Claimholder to ensure that the Pledged Collateral is genuine or owned by any of Grantors or to preserve rights or benefits of any person except as expressly set forth in this Section 5.4. Notes Collateral Agent shall have no obligation whatsoever to Revolving Agent or any Revolving Claimholder to ensure that the Pledged Collateral is genuine or owned by any of Grantors or to preserve rights or benefits of any person except as expressly set forth in this Section 5.4. The duties or responsibilities of Revolving Agent under this Section 5.4 shall be limited solely to holding or controlling the Pledged Collateral as bailee and agent in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of Revolving Obligations as provided in paragraph (d) of this Section 5.4. The duties or responsibilities of Notes Collateral Agent under this Section 5.4 shall be limited solely to holding or controlling the Pledged Collateral as bailee and agent in accordance with this Section 5.4.

  (c)        Revolving Agent acting pursuant to this Section 5.4 shall not have by reason of the Revolving Collateral Documents, the Notes Collateral Documents, or this Agreement a fiduciary relationship in respect of Notes Collateral Agent or any Notes Claimholder. Notes Collateral Agent acting pursuant to this Section 5.4 shall not have by reason of the Revolving Collateral Documents, the Notes

Collateral Documents, or this Agreement a fiduciary relationship in respect of Revolving Agent or any Revolving Claimholder.

  (d)        Upon the Discharge of Revolving Obligations, Revolving Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to Notes Collateral Agent to the extent Notes Obligations remain outstanding as confirmed in writing by Notes Collateral Agent, and, to the extent that Notes Collateral Agent confirms no Notes Obligations are outstanding, second, to Headwaters to the extent no Revolving Obligations or Notes Obligations that are secured by such Pledged Collateral remain outstanding (in each case, so as to allow such person to obtain possession or control of such Pledged Collateral). At such time, Revolving Agent further agrees to take all other action reasonably requested by Notes Collateral Agent at the expense of Headwaters (including amending any outstanding control agreements) to enable Notes Collateral Agent to obtain a first priority security interest in the Collateral.

5.5.      When Discharge of Obligations Deemed to Not Have Occurred.

  (a)        If Revolving Borrowers enter into any Refinancing of the Revolving Obligations that is intended to be secured by the Revolving Priority Collateral on a first-priority basis, then a Discharge of Revolving Obligations shall be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing of such Revolving Obligations shall be treated as Revolving Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and Revolving Agent under the Revolving Loan Documents effecting such Refinancing shall be Revolving Agent for all purposes of this Agreement. Revolving Agent under such Revolving Loan Documents shall agree (in a writing addressed to Notes Collateral Agent) to be bound by the terms of this Agreement.

  (b)        If Headwaters enters into any Refinancing of the Notes Obligations that is intended to be secured by the Notes Priority Collateral on a first-priority basis, then a Discharge of Notes Obligations shall be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing of such Notes Obligations shall be treated as Notes Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the lender or group of lenders or any of their designees under the Notes Documents effecting such Refinancing shall be Notes Collateral Agent for all purposes of this Agreement. The lender or group of lenders or any of their designees under such Notes Documents shall agree (in a writing addressed to Notes Collateral Agent) to be bound by the terms of this Agreement.

5.6.      Injunctive Relief.  Should any Claimholder in any way take, attempt to, or threaten to take any action contrary to terms of this Agreement with respect to the Collateral, or fail to take any action required by this Agreement, the Notes Collateral Agent, the Revolving Agent or any other Claimholder, as the case may be, may obtain relief against such Claimholder by injunction, specific performance, or other appropriate equitable relief, it being understood and agreed by each of the Notes Collateral Agent, the Revolving Agent and each Claimholder that (a) non-breaching Claimholders’ damages from such actions may at that time be difficult to ascertain and may be irreparable, and (b) each Claimholder waives any defense that such Grantor and/or other Claimholders can demonstrate damage and/or be made whole by the awarding of damages. Revolving Agent, Notes Collateral Agent and each Claimholder hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by Revolving Agent or Revolving Claimholders or Notes Collateral Agent or Notes Claimholders, as the case may be.

SECTION 6.        Insolvency Proceedings.

6.1.        Enforceability and Continuing Priority.  This Agreement shall be applicable both before and after the commencement of any Insolvency Proceeding and all converted or succeeding cases in respect thereof. The relative rights of Claimholders in or to any distributions from or in respect of any Collateral or Proceeds of Collateral shall continue after the commencement of any Insolvency Proceeding. Accordingly, the provisions of this Agreement (including, without limitation, Section 2.1 hereof) are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code.

6.2.        Financing.

   (a)        Until the Discharge of Revolving Obligations, if any Grantor shall be subject to any Insolvency Proceeding and Revolving Agent shall seek to provide the use of cash collateral (as such term is defined in Section 363(a) of the Bankruptcy Code; herein, “Cash Collateral”) constituting Revolving Priority Collateral, or to permit any Grantor to obtain financing provided by any one or more Revolving Claimholders under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law secured by a Lien on such Revolving Priority Collateral that is (i) senior or pari passu with the Liens on the Revolving Priority Collateral securing the Notes Obligations and (ii) junior to the Liens on the Notes Priority Collateral securing the Notes Obligations (such financing, a “DIP Financing”), and if the Grantors desire to obtain authorization from the Bankruptcy Court to use such Cash Collateral or to obtain such DIP Financing, then Notes Collateral Agent agrees that it will be deemed to have consented, will raise no objection to, nor support any other person objecting to, the use of such Cash Collateral or to such DIP Financing (except to the extent provided in Section 6.5) and, to the extent the Liens securing the Revolving Obligations are discharged, subordinated to, or pari passu with any new Liens securing such DIP Financing, Notes Collateral Agent will subordinate its Liens in the Revolving Priority Collateral to the Liens securing such DIP Financing to the extent consistent with the other provisions of this Agreement; provided that (a) the Notes Collateral Agent retains its Lien on the Collateral to secure the Notes Obligations (in each case, including Proceeds thereof arising after the commencement of the Insolvency Proceeding) and, as to the Notes Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the Insolvency Proceeding and any Lien on the Notes Priority Collateral securing such DIP Financing is junior and subordinate to the Lien of the Notes Collateral Agent on the Notes Priority Collateral, (b) all Liens on Revolving Priority Collateral securing any such DIP Financing shall be senior to or on a parity with the Liens of the Revolving Agent and the Revolving Claimholders securing the Revolving Obligations on Revolving Priority Collateral, (c) the interest rate, fees, advance rates of any such DIP Financing are commercially reasonable under the circumstances, (d) any such Cash Collateral use or DIP Financing does not compel any Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the Cash Collateral order or DIP Financing documentation, (e) any Cash Collateral order or DIP Financing documentation does not expressly require the liquidation of the Collateral prior to a default under the Cash Collateral order or DIP financing documentation, (f) any such DIP Financing is subject to the terms of this Agreement, (g) the Grantor and the Revolving Claimholders expressly agree (and such DIP Financing expressly provides) and any court order approving such DIP Financing shall expressly approve and confirm that the Notes Collateral Agent shall have first priority Lien on, and expense of administration priority senior to all other Liens with respect to, any Notes Priority Collateral, (h) any replacement liens granted in connection with the use of Cash Collateral constituting Revolving Priority Collateral shall be junior to the Liens on the Notes Priority Collateral securing the Notes Obligations, (i) to the extent that the Revolving Agent is granted adequate protection in the form of a Lien on Collateral arising after the commencement of the Insolvency Proceeding or additional payments or claims, the Notes Claimholders are granted a Lien on such additional Collateral with the relative priority set forth in Section 2.1 (and no Revolving Agent or Revolving Claimholder shall oppose any motion by any Notes Claimholder to receive, or the granting of, such a Lien, claim or payment), and (j) the terms of such DIP Financing or Cash Collateral order do not require such Notes Claimholders to extend additional credit pursuant to such DIP Financing or cash collateral order. Revolving Claimholders agree not to offer to provide any DIP Financing that does not meet the requirements set forth in clauses (a) through (j) above in this paragraph. If the Revolving Claimholders offer to provide DIP Financing that meets the requirements set forth in clauses (a) through (j) above in this paragraph, and if the Grantors desire to obtain authorization from the Bankruptcy Court to obtain such DIP Financing, Notes Collateral Agent agrees, on behalf of itself and the other Notes Claimholders, that no Notes Claimholder shall, directly or indirectly, provide, offer to provide, or support any financing competing with the DIP Financing. The foregoing provisions of this Section 6.2(a) shall not prevent Notes Collateral Agent from objecting to any provision in any Cash Collateral order or DIP Financing documentation relating to any provision or content of a plan of reorganization.

  (b)        Until the Discharge of Notes Obligations, if any Grantor shall be subject to any Insolvency Proceeding and Notes Collateral Agent consents to the use of Cash Collateral constituting Notes Priority Collateral or to permit any Grantor to obtain financing provided by any one or more Notes Claimholders under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law secured by a Lien on Notes Priority Collateral that is (i) senior or pari passu with the Liens on the Notes Priority Collateral securing the Notes Obligations and (ii) junior to the Liens on the Revolving Priority Collateral securing the Revolving Obligations (such financing, a “Term DIP Financing”), and if the Grantors desire to obtain authorization from the Bankruptcy Court to use such Cash Collateral or to obtain such Term DIP Financing, then Revolving Agent agrees that each Revolving Claimholder will be deemed to have consented, will raise no objection to, nor support any other Person objecting to, the use of such Cash Collateral or to such Term DIP Financing (except to the extent provided in Section 6.5) and to the extent the Liens securing the Notes Obligations are discharged, subordinated to, or pari passu with any new Liens securing such Term DIP Financing, Revolving Agent will subordinate Revolving Claimholders’ Liens in the Notes Priority Collateral to the Liens securing such Term DIP Financing; provided that (a) the interest rate, fees and advance rates of any such Term DIP Financing are commercially reasonable under the circumstances, (b) any such use of Cash Collateral or Term DIP Financing does not compel any Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the Cash Collateral order or Term DIP Financing documentation, (c) any Cash Collateral order or Term DIP Financing documentation does not expressly require the liquidation of the Collateral prior to a default under the Cash Collateral order or Term DIP Financing documentation, (d) any replacement liens granted in connection with the use of Cash Collateral constituting Notes Priority Collateral shall be junior to the Liens on the Revolving Priority Collateral securing the Revolving Obligations, (e) any such Term DIP Financing is otherwise subject to the terms of this Agreement, (f) the Grantor and the Notes Claimholders expressly agree (and such Term DIP Financing expressly provides) and any court order approving such Term DIP Financing shall expressly approve and confirm that the Revolving Agent shall have first priority Lien on, and expense of administration priority senior to all other Liens with respect to, any Revolving Priority Collateral, (g) to the extent that the Notes Collateral Agent is granted adequate protection in the form of a Lien on Collateral arising after the commencement of the Insolvency Proceeding, the Revolving Claimholders are permitted to seek a Lien on such additional Collateral with the relative priority set forth in Section 2.1 (and no Notes Collateral Agent or Notes Claimholder shall oppose any motion by any Revolving Claimholder to receive such a Lien), and (h) the terms of such Term DIP Financing do not require such Revolving Claimholders to extend additional credit pursuant to such Term DIP Financing. Notes Claimholders agree not to offer to provide any Term DIP Financing that does not meet the requirements set forth in clauses (a) through (h) above in this paragraph. If the Notes Claimholders offer to provide Term DIP Financing that meets the requirements set forth in clauses (a) through (h) above in this paragraph, and if the Grantors desire to obtain authorization from the Bankruptcy Court to obtain such Term DIP Financing, Revolving Agent agrees, on behalf of itself and the other Revolving Claimholders, that no Revolving Claimholder shall, directly or indirectly, provide, offer to provide, or support any DIP Financing other than the Term DIP Financing. The foregoing provisions of this Section 6.2(b) shall not prevent Revolving Agent from objecting to any provision in Term DIP Financing documentation relating to any provision or content of a plan of reorganization.

   (c)        All Liens granted to the Revolving Agent or the Notes Collateral Agent in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the parties to be and shall be deemed to be subject to the Lien priorities in Section 2.1 and the other terms and conditions of this Agreement.

6.3.        Sales. Subject to Section 3.8, each of Notes Collateral Agent and Revolving Agent agrees that it will consent, and will not object or oppose a motion to Dispose of any Priority Collateral of the other party free and clear of any Liens or other claims in favor of such other party under Section 363 of the Bankruptcy Code if the requisite Revolving Claimholders under the Revolving Credit Agreement or Notes Claimholders under the Indenture, as the case may be, have consented to such Disposition of such assets, and such motion does not impair, subject to the priorities set forth in this Agreement, the rights of such party under Section 363(k) of the Bankruptcy Code (so long as the right of Notes Claimholders to offset its claim against the purchase price for any Revolving Priority Collateral exists only after the Revolving Obligations have been paid in full in cash, and so long as the right of Revolving Claimholders to offset its claim against the purchase price for any Notes Priority Collateral exists only after the Notes Obligations have been paid in full in cash). The foregoing to the contrary notwithstanding, each of Notes Collateral Agent and Revolving Agent may raise any objections to such Disposition of the other party’s Priority Collateral that could be raised by a creditor of Grantors whose claims are not secured by Liens on such Priority Collateral, provided such objections are not inconsistent with any other term or provision of this Agreement and are not based on their status as secured creditors (without limiting the foregoing, neither Notes Collateral Agent nor Revolving Agent may raise any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code to secured creditors (or any comparable provision of any other Bankruptcy Law) with respect to the Liens granted to such person in respect of such assets).

6.4.        Relief from the Automatic Stay.  Until the Discharge of Revolving Obligations has occurred, each of Notes Collateral Agent and the Revolving Agent agrees not to seek (or support any other person seeking) relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the other party’s Priority Collateral, without the prior written consent of the other party, unless (x) a motion for adequate protection by such other party seeking adequate protection that is permitted under Section 6.5 has been denied by the court before which the applicable Insolvency Proceeding is pending or (y) (i) such other party already has filed a motion (which remains pending) for such relief with respect to its interest in such Collateral and (ii) a corresponding motion, in the reasonable judgment of such party, should be filed for the purpose of preserving such party’s ability to receive residual distributions pursuant to Section 4.1, although such party and the Revolving Claimholders or Notes Claimholders, as the case may be, shall otherwise remain subject to the applicable restrictions in Section 3.1 and Section 3.2 following the granting of any such relief from the automatic stay.

6.5.      Adequate Protection.

 (a)        In any Insolvency Proceeding involving a Grantor, each of Revolving Agent, Revolving Claimholders, Notes Collateral Agent and Notes Claimholders agrees that it will not contest (or support any other person contesting) any request by Notes Collateral Agent or any Notes Claimholder, with respect to the Notes Priority Collateral prior to the Discharge of Notes Obligations or Revolving Agent or any Revolving Claimholder, with respect to the Revolving Priority Collateral prior to the Discharge of Revolving Obligations, in each case, for adequate protection.

  (b)        Subject to Sections 6.1 and 6.3, and other provisions hereof, in any Insolvency Proceeding involving a Grantor, (i) Notes Collateral Agent and the Notes Claimholders may seek, without objection from Revolving Claimholders, adequate protection with respect to their rights in the Notes Priority Collateral, and (ii) the Revolving Agent and the Revolving Claimholders may seek, without objection from Notes Claimholders, adequate protection with respect to their rights in the Revolving Priority Collateral; provided that if any of Notes Collateral Agent, the Notes Claimholders, the Revolving Agent or the Revolving Claimholders are granted adequate protection in the form of a replacement Lien (on existing or future assets of Grantors), claim, payment or otherwise, such replacement Lien or other adequate protection shall be subject to the terms of this Agreement.

   (c)        Neither Notes Collateral Agent nor any other Notes Claimholder shall object to, oppose, or challenge any claim by Revolving Agent or any Revolving Claimholder for allowance in any Insolvency Proceeding of Revolving Obligations consisting of post-petition interest, fees, or expenses.

   (d)        Neither Revolving Agent nor any other Revolving Claimholder shall object to, oppose, or challenge any claim by Notes Collateral Agent or any Notes Claimholder for allowance in any Insolvency Proceeding of Notes Obligations consisting of post-petition interest, fees, or expenses.

6.6.        Section 1111(b) of the Bankruptcy Code.  Neither Notes Collateral Agent nor the Revolving Agent shall object to, oppose, support any objection, or take any other action to impede, the right of any Claimholder to make an election under Section 1111(b)(2) of the Bankruptcy Code. So long as the respective rights and remedies available to Notes Collateral Agent and the Revolving Agent hereunder are not impaired thereby, each of Notes Collateral Agent and the Revolving Agent waives any claim it may hereafter have against any Claimholder arising out of the election by such Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code.

6.7.        Avoidance Issues.  If any Claimholder is required in any Insolvency Proceeding or otherwise to turn over, disgorge or otherwise pay to the estate of any Grantor any amount paid in respect of Revolving Obligations or Notes Obligations, as the case may be (a “Recovery”), then such Claimholders shall be entitled to a reinstatement of the Revolving Obligations or the Notes Obligations, as applicable, with respect to all such recovered amounts, and all rights, interests, priorities and privileges recognized in this Agreement shall apply with respect to any such Recovery. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.8.        Plan of Reorganization.

   (a)         If, in any Insolvency Proceeding involving a Grantor, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed or reinstated (in whole or in part) pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of Revolving Obligations and on account of Notes Obligations, then, to the extent the debt obligations distributed on account of the Revolving Obligations and on account of the Notes Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

   (b)        Neither Revolving Agent or any Revolving Claimholder nor Notes Collateral Agent or any Notes Claimholder shall propose, vote for, or otherwise support directly or indirectly any plan of reorganization that is inconsistent with the priorities or other provisions of this Agreement.

6.9.        Agreement During Insolvency.  The Revolving Agent and each other Revolving Claimholder hereby agree that in connection with any Insolvency Proceeding involving any Grantor, no Revolving Claimholder will take or support any other party in taking any action in contravention of the provisions of this Agreement, or exercise any right to vote, consent, approve or otherwise support confirmation of any plan which is contrary to the provisions of this Agreement. The Notes Collateral Agent and each other Notes Claimholder hereby agree that in connection with any Insolvency Proceeding involving any Grantor, no Notes Claimholder will take or support any other party in taking any action in contravention of the provisions of this Agreement, or exercise any right to vote, consent, approve or otherwise support confirmation of any plan which is contrary to the provisions of this Agreement.

6.10.    Separate Grants of Security and Separate Classification.  The Revolving Agent, on behalf of the Revolving Claimholders, and the Notes Collateral Agent, on behalf of the Notes Claimholders, acknowledge and intend that: the respective grants of Liens pursuant to the Revolving Collateral Documents and the Notes Collateral Documents constitute two separate and distinct grants of Liens, and because of, among other things, their differing rights in the Collateral (i) the Notes Obligations are fundamentally different from the Revolving Obligations and, (ii) the Revolving Obligations are fundamentally different from the Notes Obligations and, in each case, must be separately classified in any plan of reorganization proposed or confirmed (or approved) in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Revolving Claimholders and the Notes Claimholders in respect of the Collateral constitute claims in the same class (rather than at least two separate classes of secured claims with the priorities described in Section 2.1), then the Revolving Claimholders and the Notes Claimholders hereby acknowledge and agree that all distributions shall be made as if there were two separate classes of Revolving Obligations and Notes Obligations (with the effect being that, to the extent that (i) the aggregate value of the Revolving Claimholders’ Revolving Priority Collateral is sufficient (for this purpose ignoring all claims held by the Notes Claimholders thereon), the Revolving Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees or expenses that is available from their Revolving Priority Collateral, before any distribution is made in respect of the Notes Obligations with respect to such Collateral, with each Notes Claimholder acknowledging and agreeing to turn over to the Revolving Agent with respect to such Collateral amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries of the Notes Obligations and (ii) the aggregate value of the Notes Claimholders’ Notes Priority Collateral is sufficient (for this purpose ignoring all claims held by the Revolving Claimholders thereon), the Notes Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees or expenses that is available from their Notes Priority Collateral, before any distribution is made in respect of the Revolving Obligations with respect to such Collateral, with each Revolving Claimholder acknowledging and agreeing to turn over to the Notes Collateral Agent with respect to such Collateral amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries of the Revolving Obligations).

SECTION 7.    Reliance; Waivers; Etc.

7.1.        Reliance.  Other than any reliance on the terms of this Agreement, Revolving Agent, on behalf of the Revolving Claimholders, acknowledges that it and such Revolving Claimholders have, independently and without reliance on Notes Collateral Agent or any Notes Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Revolving Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Revolving Loan Documents or this Agreement. Other than any reliance on the terms of this Agreement, Notes Collateral

Agent acknowledges on behalf of the Notes Claimholders that it and such Notes Claimholders have, independently and without reliance on Revolving Agent or any Revolving Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Notes Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Notes Documents or this Agreement.

7.2.        No Warranties or Liability.  Revolving Agent, on behalf of the Revolving Claimholders, acknowledges and agrees that Notes Collateral Agent has made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility, or enforceability of any of the Notes Documents, the ownership by any Grantor of any Collateral, or the perfection or priority of any Liens thereon. Except as otherwise expressly provided herein, Notes Collateral Agent and the Notes Claimholders will be entitled to manage and supervise the Notes Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Notes Collateral Agent, on behalf of the Notes Claimholders, acknowledges and agrees that Revolving Agent and Revolving Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility, or enforceability of any of the Revolving Loan Documents, the ownership of any Collateral, or the perfection or priority of any Liens thereon. Except as otherwise expressly provided herein, Revolving Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Revolving Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Except as expressly provided herein, the Notes Collateral Agent and Notes Claimholders shall have no duty to Revolving Agent or any Revolving Claimholders, and Revolving Agent and Revolving Claimholders shall have no duty to Notes Collateral Agent and Notes Claimholders, to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the Revolving Loan Documents and the Notes Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3.        No Waiver of Lien Priorities.

   (a)        No right of Revolving Claimholders, Revolving Agent or any of them to enforce any provision of this Agreement or any Revolving Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by any Revolving Claimholder or Revolving Agent, or by any noncompliance by any person with the terms, provisions, and covenants of this Agreement, any of the Revolving Loan Documents or any of the Notes Documents, regardless of any knowledge thereof which Revolving Agent or Revolving Claimholders, or any of them, may have or be otherwise charged with. No right of Notes Claimholders, Notes Collateral Agent or any of them to enforce any provision of this Agreement or any Notes Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by any Notes Claimholder or Notes Collateral Agent, or by any noncompliance by any person with the terms, provisions, and covenants of this Agreement, any of the Notes Documents or any of the Revolving Loan Documents, regardless of any knowledge thereof which Notes Collateral Agent or Notes Claimholders, or any of them, may have or be otherwise charged with.

   (b)        Subject to any rights of Grantors under the Revolving Loan Documents and the Notes Documents and subject to the provisions of Section 5.3(a), the Revolving Agent and Revolving Claimholders may, at any time and from time to time in accordance with the Revolving Loan Documents and/or applicable law, without the consent of, or notice to, the Notes Collateral Agent or any Notes Claimholders, without incurring any liabilities to Notes Collateral Agent or any Notes Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of Notes Collateral Agent or Notes Claimholders is affected, impaired, or extinguished thereby) do any one or more of the following without the prior written consent of Notes Collateral Agent or any Notes Claimholders:

(i)        change the manner, place, or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase, or alter, the terms of any of the Revolving Obligations or any Lien on any Collateral or guarantee thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Revolving Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify, or supplement in any manner any Liens held by Revolving Agent or any Revolving Claimholders, the Revolving Obligations, or any of the Revolving Loan Documents;

(ii)        sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Revolving Priority Collateral or any liability of any Grantor to Revolving Claimholders or Revolving Agent, or any liability incurred directly or indirectly in respect thereof;

(iii)        settle or compromise any Revolving Obligation or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Revolving Obligations) in any manner or order that is not consistent with the terms of this Agreement; and

(iv)        exercise or delay in or refrain from exercising any right or remedy against any Grantor or any other person, elect any remedy and otherwise deal freely with any Grantor or any Revolving Priority Collateral and any security and any guarantor or any liability of any Grantor to Revolving Claimholders or any liability incurred directly or indirectly in respect thereof.

(c)        Except as otherwise provided herein, Notes Collateral Agent and Notes Claimholders also agree that Revolving Claimholders and Revolving Agent shall have no liability to Notes Collateral Agent and Notes Claimholders, and Notes Collateral Agent and Notes Claimholders hereby waive any claim against any Revolving Claimholder or Revolving Agent, arising out of any and all actions which Revolving Claimholders or Revolving Agent may, pursuant to the terms hereof, take, permit or omit to take with respect to:

  (i)         the Revolving Loan Documents;

 (ii)         the collection of the Revolving Obligations; or

(iii)         the foreclosure upon, or sale, liquidation, or other disposition of, or the failure to foreclose upon, or sell, liquidate, or otherwise dispose of, any Revolving Priority Collateral. Notes Collateral Agent and Notes Claimholders agree that Revolving Claimholders and Revolving Agent have no duty to them in respect of the maintenance or preservation of the Revolving Priority Collateral, the Revolving Obligations, or otherwise.

(d)        Subject to any rights of Grantors under the Notes Documents and subject to the provisions of Section 5.3(b), Notes Collateral Agent may, at any time and from time to time in accordance with the Notes Documents and/or applicable law, without the consent of, or notice to, Revolving Agent or the Revolving Claimholders, without incurring any liabilities to Revolving Agent or the Revolving Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of Revolving Agent or the Revolving

Claimholders is affected, impaired, or extinguished thereby) do any one or more of the following without the prior written consent of Revolving Agent and Revolving Claimholders:

(i)        change the manner, place, or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase, or alter, the terms of any of the Notes Obligations or any Lien on any Collateral or guarantee thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Notes Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify, or supplement in any manner any Liens held by Notes Collateral Agent or any Notes Claimholders, the Notes Obligations, or any of the Notes Documents;

(ii)        subject to Section 3.8, sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Notes Priority Collateral or any liability of any Grantor to Notes Claimholders or Notes Collateral Agent, or any liability incurred directly or indirectly in respect thereof;

(iii)        settle or compromise any Notes Obligation or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Notes Obligations) in any manner or order that is not consistent with this Agreement; and

(iv)        exercise or delay in or refrain from exercising any right or remedy against any Grantor or any other person, elect any remedy and otherwise deal freely with any Grantor or any Notes Priority Collateral and any security and any guarantor or any liability of any Grantor to Notes Collateral Agent or Notes Claimholders or any liability incurred directly or indirectly in respect thereof.

(e)        Except as otherwise provided herein, Revolving Claimholders and Revolving Agent also agree that Notes Collateral Agent and Notes Claimholders shall have no liability to Revolving Claimholders and Revolving Agent, and Revolving Claimholders and Revolving Agent hereby waive any claim against Notes Collateral Agent and Notes Claimholders, arising out of any and all actions which Notes Collateral Agent and Notes Claimholders may, pursuant to the terms hereof, take, permit or omit to take with respect to:

  (i)         the Notes Documents;

 (ii)         the collection of the Notes Obligations; or

(iii)         the foreclosure upon, or sale, liquidation, or other disposition of, or the failure to foreclose upon, or sell, liquidate, or otherwise dispose of, any Notes Priority Collateral. Revolving Claimholders and Revolving Agent agree that Notes Collateral Agent and Notes Claimholders has no duty to them in respect of the maintenance or preservation of the Notes Priority Collateral, the Notes Obligations, or otherwise.

(f)        Until the Discharge of Revolving Obligations and the Discharge of Notes Obligations, each of Revolving Agent and Notes Collateral Agent agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead, or otherwise assert, or otherwise claim the benefit of, any marshaling, appraisal, valuation, or other similar right that may otherwise be available under applicable law with respect to the other party’s Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4.      Obligations Unconditional. For so long as this Agreement is in full force and effect, all rights, interests, agreements and obligations of Revolving Agent and Revolving Claimholders and Notes Collateral Agent and Notes Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

   (a)        any lack of validity or enforceability of any Revolving Loan Documents or any Notes Documents;

   (b)        except as otherwise expressly restricted in this Agreement, any change in the time, manner, or place of payment of, or in any other terms of, all or any of the Revolving Obligations or Notes Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Revolving Loan Document or any Notes Document;

   (c)        except as otherwise expressly restricted in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Revolving Obligations or Notes Obligations or any guarantee thereof;

   (d)        the commencement of any Insolvency Proceeding in respect of any Grantor; or

   (e)        any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of Revolving Agent, the Revolving Obligations, any Revolving Claimholder, Notes Collateral Agent, Notes Claimholders, or the Notes Obligations in respect of this Agreement.

SECTION 8.    Representations and Warranties.

8.1.      Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:

   (a)        Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

   (b)        This Agreement has been duly executed and delivered by such party.

8.2.      Representations and Warranties of Each Agent. Revolving Agent and Notes Collateral Agent each represents and warrants to the other that it has been authorized by Revolving Lenders or holders of Notes, as applicable, under the Revolving Credit Agreement or the Indenture, as applicable, to enter into this Agreement.

SECTION 9.    Miscellaneous.

9.1.      Conflicts. Except to the extent expressly provided in Section 9.17, in the event of any conflict between the provisions of this Agreement and the provisions of any of the Revolving Loan Documents or any of the Notes Documents, the provisions of this Agreement shall govern and control.

9.2.      Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination (as opposed to debt or claim subordination) and Revolving Claimholders may continue, at any time and without notice to Notes Collateral Agent or Notes Claimholders, to extend credit and other financial accommodations to or for the benefit of any Grantor constituting Revolving Obligations in reliance hereon. Each of Revolving Agent and Notes Collateral Agent hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding. Consistent with, but not in limitation of, the preceding sentence, the Revolving Agent and the Notes Collateral Agent, on behalf of the applicable Claimholders, irrevocably acknowledges that this Agreement constitutes a “subordination agreement” within the meaning of both New York law and Section 510(a) of the Bankruptcy Code. Any provision of this Agreement that is prohibited or unenforceable shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Grantor shall include such Grantor as debtor and debtor in possession and any receiver or trustee for such Grantor in any Insolvency Proceeding. This Agreement shall terminate and be of no further force and effect:

   (a)        with respect to Revolving Agent, Revolving Claimholders, and the Revolving Obligations, on the date that the Discharge of Revolving Obligations has occurred; and

   (b)        with respect to Notes Collateral Agent, Notes Claimholders and the Notes Obligations on the date that the Discharge of Notes Obligations has occurred.

9.3.      Amendments; Waivers. Except as provided in the last sentence of this Section, no amendment, modification, or waiver of any of the provisions of this Agreement shall be effective unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Any amendments, modifications or waivers can be effected by the Revolving Agent, at the direction of the requisite Revolving Claimholders under the Revolving Credit Agreement, and the Notes Collateral Agent, at the direction of the requisite Notes Claimholders under the Indenture. Notwithstanding the foregoing, (i) no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected, (ii) any agent for holders of Other Pari Passu Obligations (as defined in the Indenture), on behalf of itself and such holders, may become a party to this Agreement, without any further action by any other party hereto, upon execution and delivery by Headwaters and such agent of a properly completed joinder agreement (in form and substance reasonably satisfactory to each of the Revolving Agent and the Notes Collateral Agent) to each of the Revolving Agent and the Notes Collateral Agent and (iii) technical modifications may be made to this Agreement to facilitate the inclusion of Other Pari Passu Obligations without any further action by any other party hereto to the extent such Other Pari Passu Obligations are permitted to be incurred under the Revolving Loan Documents and the Notes Documents.

9.4.      Information Concerning Financial Condition of Headwaters and its Subsidiaries. Revolving Agent and Revolving Claimholders, on the one hand, and holders of the Notes, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of Headwaters and its Subsidiaries and all endorsers and/or guarantors of the Revolving Obligations or the Notes Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Revolving Obligations or the Notes Obligations. Revolving Agent and Revolving Claimholders shall have no duty to advise Notes Collateral Agent and Notes Claimholders of information known to it or them regarding such condition or any such circumstances or otherwise. Notes Collateral Agent and Notes Claimholders shall have no duty to advise Revolving Agent or any Revolving Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event Revolving Agent or any Revolving Claimholders, or Notes Collateral Agent or any Notes Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party to this Agreement, it or they shall be under no obligation:

   (a)        to make, and Revolving Agent and Revolving Claimholders, or Notes Collateral Agent and Notes Claimholders, as the case may be, shall not be required to make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness, or validity of any such information so provided;

   (b)        to provide any additional information or to provide any such information on any subsequent occasion;

   (c)        to undertake any investigation; or

   (d)        to disclose any information, which pursuant to accepted or reasonable commercial practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

9.5.      Subrogation.  (a) With respect to any payments or distributions in cash, property, or other assets that any Notes Claimholders or Notes Collateral Agent pay over to Revolving Agent or Revolving Claimholders under the terms of this Agreement, Notes Claimholders and Notes Collateral Agent shall be subrogated to the rights of Revolving Agent and Revolving Claimholders and (b) with respect to any payments or distributions in cash, property, or other assets that any Revolving Claimholders or Revolving Agent pay over to Notes Collateral Agent or Notes Claimholders under the terms of this Agreement, Revolving Claimholders and Revolving Agent shall be subrogated to the rights of Notes Collateral Agent and Notes Claimholders; provided, however, that, Revolving Agent and Notes Collateral Agent each hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of all Revolving Obligations or Discharge of Notes Obligations, as applicable, has occurred. Any payments or distributions in cash, property or other assets received by Revolving Agent or Revolving Claimholders that are paid over to Notes Collateral Agent or Notes Claimholders pursuant to this Agreement shall not reduce any of the Revolving Obligations. Any payments or distributions in cash, property or other assets received by Notes Collateral Agent or Notes Claimholders that are paid over to Revolving Agent or Revolving Claimholders pursuant to this Agreement shall not reduce any of the Notes Obligations. Notwithstanding the foregoing provisions of this Section 9.5, none of the Revolving Claimholders shall have any claim against any of the Notes Claimholders for any impairment of any subrogation rights herein granted to the Notes Claimholders and none of the Notes Claimholders shall have any claim against any of the Revolving Claimholders for any impairment of any subrogation rights herein granted to the Revolving Claimholders.

9.6.      SUBMISSION TO JURISDICTION; WAIVERS.

 (a)        ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK, BOROUGH OF MANHATTAN. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND ITS RELATED CLAIMHOLDERS, IRREVOCABLY:

   (i)        AGREES THAT THE ONLY NECESSARY PARTIES TO ANY AND ALL JUDICIAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE THE PARTIES HERETO, EXCEPT WHERE IN ANY SUCH JUDICIAL PROCEEDING RELIEF (INCLUDING INJUNCTIVE RELIEF OR THE

RECOVERY OF MONEY) IS BEING SOUGHT DIRECTLY AGAINST OR FROM A PERSON THAT IS NOT A PARTY AND EXCEPT THAT, IN ANY SUCH JUDICIAL PROCEEDINGS AMONG ANY NOTES COLLATERAL AGENT OR REVOLVING AGENT THAT DOES NOT SEEK ANY RELIEF AGAINST OR FROM ANY GRANTOR, THE GRANTORS SHALL NOT BE NECESSARY PARTIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND CONSISTENT WITH THE PROVISIONS OF SECTIONS 9.14 AND 9.17, NONE OF THE REVOLVING CLAIMHOLDERS (OTHER THAN THE REVOLVING AGENT) OR THE NOTES CLAIMHOLDERS (OTHER THAN THE NOTES COLLATERAL AGENT) SHALL BE NECESSARY OR OTHERWISE APPROPRIATE PARTIES TO ANY SUCH JUDICIAL PROCEEDINGS, UNLESS IN SUCH JUDICIAL PROCEEDING SUMS ARE BEING SOUGHT TO BE RECOVERED DIRECTLY FROM SUCH PERSONS, INCLUDING PURSUANT TO SECTION 4.2 OR THE PROVISIONS OF THIS AGREEMENT ARE SEEKING TO BE ENFORCED DIRECTLY AGAINST SUCH PERSONS.

   (ii)        ACCEPTS GENERALLY AND UNCONDITIONALLY THE JURISDICTION AND VENUE OF SUCH COURTS; AND

   (iii)        WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.

   (b)         EACH OF THE PARTIES HERETO (INCLUDING HEADWATERS ON BEHALF OF ITSELF AND ITS SUBSIDIARIES) HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT AND THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.6(b) AND EXECUTED BY REVOLVING AGENT AND NOTES COLLATERAL AGENT), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

9.7.      Notices. All notices to Revolving Claimholders permitted or required under this Agreement shall also be sent to Revolving Agent. All notices to Notes Claimholders permitted or required under this Agreement shall also be sent to Notes Collateral Agent. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service or electronic mail and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or electronic mail, or 3 Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as is designated by such party on the signature pages hereto. The Borrower shall provide written notice to the Revolving

Agent of the Discharge of Notes Obligations and shall provide written notice to the Notes Collateral Agent of the Discharge of Revolving Obligations.

9.8.         Further Assurances.  Revolving Agent and Notes Collateral Agent each agrees to take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as Revolving Agent or Notes Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement, all at the expense of Grantors.

9.9.         APPLICABLE LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9.10.        Binding on Successors and Assigns.  This Agreement shall be binding upon Revolving Agent, Revolving Claimholders, Notes Collateral Agent, Notes Claimholders, and their respective successors and assigns.

9.11.        Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.12.        Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

9.13.        No Third Party Beneficiaries.  This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of and bind each of Revolving Claimholders and Notes Claimholders. In no event shall any Grantor be a third party beneficiary of this Agreement.

9.14.        Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of Revolving Agent and Revolving Claimholders on the one hand and Notes Collateral Agent and Notes Claimholders on the other hand. No Grantor or any other creditor thereof shall have any rights hereunder and no Grantor may rely on the terms hereof. Nothing in this Agreement shall impair, as between Grantors and Revolving Agent and Revolving Claimholders, or as between Grantors and Notes Collateral Agent and Notes Claimholders, the obligations of Grantors to pay principal, interest, fees and other amounts as provided in the Revolving Loan Documents and the Notes Documents, respectively.

9.15.        [Reserved].

9.16.        Specific Performance.  Each of the Revolving Agent and the Notes Collateral Agent may demand specific performance of this Agreement. The Revolving Agent, on behalf of itself and the Revolving Claimholders, and the Notes Collateral Agent, on behalf of itself and the Notes Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Revolving Agent or the other Revolving Claimholders or the Notes Collateral Agent or the other Notes Claimholders, as applicable. Without limiting the generality of the foregoing or of the other provisions of this Agreement, in seeking specific performance in any Insolvency Proceeding, Revolving Agent or Notes Collateral Agent may seek such or any other relief as if it were the “holder” of the claims of the other agent’s Claimholders under Section 1126(a) of the Bankruptcy Code or otherwise had been granted an irrevocable power of attorney by the other agent’s Claimholders.

9.17.        Indenture Protections.  In connection with its execution and acting under this Agreement, the Notes Collateral Agent is entitled to all rights, privileges, protections, immunities, benefits and indemnities provided to it under the Indenture, all of which are incorporated by reference herein mutatis mutandis.

[signature pages follow]

EXECUTION VERSION

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BANK OF AMERICA, N.A., as Revolving Agent

By:	/s/ Todd Eggertsen
Name: Todd Eggertsen Title: Vice President

WILMINGTON TRUST FSB as Notes Collateral Agent

By:	/s/ Jane Schweiger
Name: Jane Schweiger Title: Vice President

ACKNOWLEDGMENT

Each of the undersigned hereby acknowledges that it has received a copy of the foregoing Intercreditor Agreement and consents thereto, agrees to recognize all rights granted thereby to Revolving Agent, Revolving Claimholders, Notes Collateral Agent and Notes Claimholders, and will not do any act or perform any obligation which is not in accordance with the agreements set forth therein. Each of the undersigned further acknowledges and agrees that it is not an intended beneficiary or third party beneficiary under the foregoing Intercreditor Agreement.

ACKNOWLEDGED AS OF THE DATE FIRST WRITTEN ABOVE:

HEADWATERS INCORPORATED, a Delaware corporation

By:	/s/ Steven G. Stewart
Name: Steven G. Stewart Title: Chief Financial Officer

HEADWATERS RESOURCES, INC., a Utah corporation

By:	/s/ Steven G. Stewart
Name: Steven G. Stewart Title: Chief Financial Officer

HEADWATERS SERVICES CORPORATION, a Utah corporation

By:	/s/ Steven G. Stewart
Name: Steven G. Stewart Title: Chief Financial Officer

HEADWATERS CONSTRUCTION MATERIALS, INC., a Utah corporation

By:	/s/ Steven G. Stewart
Name: Steven G. Stewart Title: Chief Financial Officer

HCM UTAH, LLC, a Utah limited liability company

By:	/s/ Steven G. Stewart
Name: Steven G. Stewart Title: Chief Financial Officer

HEADWATERS CONSTRUCTION MATERIALS, LLC, a Texas limited liability company

By:	/s/ Steven G. Stewart
Name: Steven G. Stewart Title: Chief Financial Officer

HCM STONE, LLC, a Utah limited liability company

By:	/s/ Steven G. Stewart
Name: Steven G. Stewart Title: Chief Financial Officer

DUTCH QUALITY STONE, INC., an Ohio corporation

By:	/s/ Steven G. Stewart
Name: Steven G. Stewart Title: Chief Financial Officer

ELDORADO SC-ACQUISITION CO., a Utah corporation

By:	/s/ Steven G. Stewart
Name: Steven G. Stewart Title: Chief Financial Officer

ELDORADO G-ACQUISITION CO., a Utah corporation

By:	/s/ Steven G. Stewart
Name: Steven G. Stewart Title: Chief Financial Officer

ELDORADO STONE LLC, a Delaware limited liability company

By:	/s/ Steven G. Stewart
Name: Steven G. Stewart Title: Chief Financial Officer

ELDORADO STONE ACQUISITION CO., LLC, a Utah limited liability company

By:	/s/ Steven G. Stewart
Name: Steven G. Stewart Title: Chief Financial Officer

ELDORADO STONE FUNDING CO., LLC, a Utah limited liability company

By:	/s/ Steven G. Stewart
Name: Steven G. Stewart Title: Chief Financial Officer

STONECRAFT MANUFACTURING, LLC, an Ohio limited liability company

By:	/s/ Steven G. Stewart
Name: Steven G. Stewart Title: Chief Financial Officer

CHIHUAHUA STONE, LLC, a Utah limited liability company

By:	/s/ Steven G. Stewart
Name: Steven G. Stewart Title: Chief Financial Officer

ELDORADO STONE OPERATIONS, LLC, a Utah limited liability company

By:	/s/ Steven G. Stewart
Name: Steven G. Stewart Title: Chief Financial Officer

L-B STONE, LLC, a Utah limited liability company

By:	/s/ Steven G. Stewart
Name: Steven G. Stewart Title: Chief Financial Officer

HEADWATERS RESOURCES, INC., a Utah corporation

By:	/s/ Steven G. Stewart
Name: Steven G. Stewart Title: Chief Financial Officer

TAPCO INTERNATIONAL CORPORATION, a Michigan corporation

By:	/s/ Steven G. Stewart
Name: Steven G. Stewart Title: Chief Financial Officer

METAMORA PRODUCTS CORPORATION, a Michigan corporation

By:	/s/ Steven G. Stewart
Name: Steven G. Stewart Title: Chief Financial Officer

MTP, INC., an Ohio corporation

By:	/s/ Steven G. Stewart
Name: Steven G. Stewart Title: Chief Financial Officer

ATLANTIC SHUTTER SYSTEMS, INC., a South Carolina corporation

By:	/s/ Steven G. Stewart
Name: Steven G. Stewart Title: Chief Financial Officer

INSPIRE SERVICES, LLC, a Michigan limited liability company

By:	/s/ Steven G. Stewart
Name: Steven G. Stewart Title: Chief Financial Officer

STONECRAFT SALES, LLC, a Michigan limited liability company

By:	/s/ Steven G. Stewart
Name: Steven G. Stewart Title: Chief Financial Officer

METAMORA PRODUCTS CORPORATION OF ELKLAND, a Pennsylvania corporation

By:	/s/ Steven G. Stewart
Name: Steven G. Stewart Title: Chief Financial Officer